----------------------------------------------------------

                              ACTUANT CORPORATION,


                          THE GUARANTORS PARTIES HERETO

                                       and

                         U.S. BANK NATIONAL ASSOCIATION

                                     TRUSTEE

                  2% Convertible Senior Subordinated Debentures
                                    due 2023
           ----------------------------------------------------------

                                    INDENTURE

                          Dated as of November 10, 2003
           ----------------------------------------------------------

                                                           TABLE OF CONTENTS
                                                           -----------------

                                                                                                                Page
                                                                                                                ----

                                                               Article 1

                                              DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1. Definitions.  1
SECTION 1.2. Other Definitions...................................................................................11
SECTION 1.3. Incorporation by Reference of Trust Indenture Act...................................................12
SECTION 1.4. Rules of Construction...............................................................................13

                                                               Article 2

                                                            THE SECURITIES

SECTION 2.1. Form and Dating.....................................................................................13
SECTION 2.2. Execution and Authentication........................................................................15
SECTION 2.3. Registrar, Paying Agent and Conversion Agent........................................................15
SECTION 2.4. Paying Agent to Hold Money in Trust.................................................................16
SECTION 2.5. Securityholder Lists................................................................................16
SECTION 2.6. Transfer and Exchange...............................................................................17
SECTION 2.7. Replacement Securities..............................................................................18
SECTION 2.8. Outstanding Securities..............................................................................18
SECTION 2.9. Treasury Securities.................................................................................19
SECTION 2.10. Temporary Securities...............................................................................19
SECTION 2.11. Cancellation 19
SECTION 2.12. Legend; Additional Transfer and Exchange Requirements..............................................20
SECTION 2.13. Defaulted Interest.................................................................................22
SECTION 2.14. Calculation of Tax Original Issue Discount.........................................................23
SECTION 2.15. CUSIP Numbers......................................................................................23

                                                               Article 3

                                                       REDEMPTION AND PURCHASES

SECTION 3.1. Right to Redeem; Notice to Trustee..................................................................24
SECTION 3.2. Selection of Securities to Be Redeemed..............................................................24
SECTION 3.3. Notice of Redemption................................................................................25
SECTION 3.4. Effect of Notice of Redemption......................................................................26
SECTION 3.5. Deposit of Redemption Price.........................................................................26
SECTION 3.6. Securities Redeemed in Part.........................................................................26
SECTION 3.7. Purchase of Securities at the Option of the Holder..................................................26
SECTION 3.8. Purchase of Securities at Option of the Holder Upon Designated Event................................28
SECTION 3.9. Effect of Purchase Notice...........................................................................31
SECTION 3.10. Deposit of Purchase Price..........................................................................32

                                                            i


SECTION 3.11. Securities Purchased in Part.......................................................................32
SECTION 3.12. Compliance with Securities Laws Upon Purchase of Securities........................................32
SECTION 3.13. Repayment to the Company...........................................................................33

                                                               Article 4

                                                          CONTINGENT INTEREST

SECTION 4.1. Contingent Interest.................................................................................33
SECTION 4.2. Payment of Contingent Interest; Contingent Interest Rights Preserved................................33

                                                               Article 5

                                                              CONVERSION

SECTION 5.1. Conversion Right....................................................................................33
SECTION 5.2. Conversion Procedure................................................................................36
SECTION 5.3. Fractional Shares...................................................................................38
SECTION 5.4. Taxes on Conversion.................................................................................38
SECTION 5.5. Company to Provide Stock............................................................................38
SECTION 5.6. Adjustment of Conversion Rate.......................................................................38
SECTION 5.7. No Adjustment 44
SECTION 5.8. Adjustment for Tax Purposes.........................................................................44
SECTION 5.9. Notice of Adjustment................................................................................44
SECTION 5.10. Notice of Certain Transactions.....................................................................44
SECTION 5.11. Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege..................45
SECTION 5.12. Trustee's Disclaimer...............................................................................46
SECTION 5.13. Voluntary Increase.................................................................................46

                                                               Article 6

                                                    SUBORDINATION OF THE SECURITIES

SECTION 6.1. Agreement to Subordinate............................................................................46
SECTION 6.2. Liquidation, Dissolution, Bankruptcy................................................................46
SECTION 6.3. Default on Senior Indebtedness......................................................................47
SECTION 6.4. Acceleration of Payment of Securities...............................................................48
SECTION 6.5. When Distribution Must Be Paid Over.................................................................48
SECTION 6.6. Subrogation.  48
SECTION 6.7. Relative Rights.....................................................................................48
SECTION 6.8. Subrogation May Not Be Impaired By The Company......................................................49
SECTION 6.9. Rights of Trustee and Paying Agent..................................................................49
SECTION 6.10. Distribution or Notice to Representative...........................................................49
SECTION 6.11. Article 6 Not To Prevent Events of Default or Limit Right To Accelerate............................49
SECTION 6.12. Trustee Entitled To Rely...........................................................................50
SECTION 6.13. Trustee To Effectuate Subordination................................................................50

                                                           ii


SECTION 6.14. Trustee Not Fiduciary for Holders of Senior Indebtedness...........................................50
SECTION 6.15. Reliance by Holders of Senior Indebtedness on Subordination........................................50

                                                               Article 7

                                                               COVENANTS

SECTION 7.1. Payment of Securities...............................................................................51
SECTION 7.2. Maintenance of Office or Agency.....................................................................51
SECTION 7.3. SEC Reports and Other Reports.......................................................................52
SECTION 7.4. Compliance Certificates.............................................................................52
SECTION 7.5. Further Instruments and Acts........................................................................52
SECTION 7.6. Maintenance of Corporate Existence..................................................................52
SECTION 7.7. Rule 144A Information Requirement...................................................................52
SECTION 7.8. Stay, Extension and Usury Laws......................................................................53
SECTION 7.9. Payment of Liquidated Damages.......................................................................53
SECTION 7.10. Future Subsidiary Guarantors.......................................................................53
SECTION 7.11. Prohibition on Incurrence of Certain Senior Subordinated Debt......................................53

                                                               Article 8

                                         CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 8.1. Company May Consolidate, Etc., Only on Certain Terms................................................54
SECTION 8.2. Successor Substituted...............................................................................54

                                                               Article 9

                                                         DEFAULT AND REMEDIES

SECTION 9.1. Events of Default...................................................................................55
SECTION 9.2. Acceleration  57
SECTION 9.3. Other Remedies......................................................................................57
SECTION 9.4. Waiver of Defaults and Events of Default............................................................57
SECTION 9.5. Control by Majority.................................................................................58
SECTION 9.6. Limitations on Suits................................................................................58
SECTION 9.7. Rights of Holders to Receive Payment and to Convert.................................................58
SECTION 9.8. Collection Suit by Trustee..........................................................................59
SECTION 9.9. Trustee May File Proofs of Claim....................................................................59
SECTION 9.10. Priorities   59
SECTION 9.11. Undertaking for Costs..............................................................................60

                                                              Article 10

                                                                TRUSTEE

SECTION 10.1. Duties of Trustee..................................................................................60
SECTION 10.2. Rights of Trustee..................................................................................61

                                                          iii


SECTION 10.3. Individual Rights of Trustee.......................................................................63
SECTION 10.4. Trustee's Disclaimer...............................................................................63
SECTION 10.5. Notice of Default or Events of Default.............................................................63
SECTION 10.6. Reports by Trustee to Holders......................................................................63
SECTION 10.7. Compensation and Indemnity.........................................................................63
SECTION 10.8. Replacement of Trustee.............................................................................64
SECTION 10.9. Successor Trustee by Merger, Etc...................................................................65
SECTION 10.10. Eligibility; Disqualification.....................................................................65
SECTION 10.11. Preferential Collection of Claims Against Company.................................................65

                                                              Article 11

                                                SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 11.1. Satisfaction and Discharge of Indenture............................................................66
SECTION 11.2. Application of Trust Money.........................................................................66
SECTION 11.3. Repayment to Company...............................................................................66
SECTION 11.4. Reinstatement......................................................................................67

                                                              Article 12

                                                  AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 12.1. Without Consent of Holders.........................................................................67
SECTION 12.2. With Consent of Holders............................................................................68
SECTION 12.3. Compliance with Trust Indenture Act................................................................69
SECTION 12.4. Revocation and Effect of Consents..................................................................69
SECTION 12.5. Notation on or Exchange of Securities..............................................................70
SECTION 12.6. Trustee to Sign Amendments, Etc....................................................................70
SECTION 12.7. Effect of Supplemental Indentures..................................................................70

                                                              Article 13

                                                              GUARANTEES

SECTION 13.1. Unconditional Guarantee............................................................................70
SECTION 13.2. Severability.......................................................................................71
SECTION 13.3. Release of Guarantor from the Subsidiary Guarantee.................................................71
SECTION 13.4. Limitation on Amount Guaranteed; Contribution by Guarantors........................................72
SECTION 13.5. Waiver of Subrogation..............................................................................73
SECTION 13.6. Execution of Subsidiary Guarantee..................................................................74
SECTION 13.7. Waiver of Stay, Extension or Usury Laws............................................................74

                                                              Article 14

                                                      SUBORDINATION OF GUARANTEES

SECTION 14.1. Agreement to Subordinate...........................................................................74

                                                           iv


SECTION 14.2. Liquidation, Dissolution, Bankruptcy...............................................................75
SECTION 14.3. Default on Senior Indebtedness.....................................................................75
SECTION 14.4. Acceleration of Payment of Securities..............................................................76
SECTION 14.5. When Distribution Must Be Paid Over................................................................76
SECTION 14.6. Subrogation. 77
SECTION 14.7. Relative Rights....................................................................................77
SECTION 14.8. Subordination May Not Be Impaired by a Guarantor...................................................77
SECTION 14.9. Rights of Trustee and Paying Agent.................................................................77
SECTION 14.10. Distribution or Notice to Representative..........................................................78
SECTION 14.11. Article 14 Not To Prevent Events of Default or Limit Right To Accelerate..........................78
SECTION 14.12. Trustee Entitled To Rely..........................................................................78
SECTION 14.13. Trustee To Effectuate Subordination...............................................................78
SECTION 14.14. Trustee Not Fiduciary for Holders of Senior Indebtedness of Guarantors............................79
SECTION 14.15. Reliance by Holders of Senior Indebtedness of Guarantors on Subordination Provisions..............79

                                                              Article 15

                                                             MISCELLANEOUS

SECTION 15.1. Trust Indenture Act Controls.......................................................................79
SECTION 15.2. Notices      79
SECTION 15.3. Communications by Holders with Other Holders.......................................................80
SECTION 15.4. Certificate and Opinion as to Conditions Precedent.................................................80
SECTION 15.5. Record Date for Vote or Consent of Securityholders.................................................81
SECTION 15.6. Rules by Trustee, Paying Agent, Registrar and Conversion Agent.....................................81
SECTION 15.7. Legal Holidays.....................................................................................81
SECTION 15.8. Governing Law; Waiver of Jury Trial................................................................81
SECTION 15.9. No Adverse Interpretation of Other Agreements......................................................82
SECTION 15.10. No Recourse Against Others........................................................................82
SECTION 15.11. Successors  82
SECTION 15.12. Multiple Counterparts.............................................................................82
SECTION 15.13. Separability......................................................................................82
SECTION 15.14. Table of Contents, Headings, Etc..................................................................82


SCHEDULE I  Projected Payment Schedule........................................................................Sch-1

EXHIBIT A  Form of Global Security............................................................................A-1
EXHIBIT B  Form of Certificated Security......................................................................B-1
EXHIBIT C  Form of Transfer Certificate.......................................................................C-1
EXHIBIT D  Form of Option to Elect Repurchase Upon Change of Control..........................................D-1
EXHIBIT E  Form of Supplemental Indenture to Add Guarantors...................................................E-1
EXHIBIT F  Form of Subsidiary Guarantee.......................................................................F-1

                                                           v


                  THIS INDENTURE dated as of November 10, 2003 is among Actuant Corporation, a corporation duly organized under the laws of the State of Wisconsin (the "Company"), the Guarantors (as defined below) and U.S. Bank National Association, a national banking organization, not individually, but solely in its capacity as trustee (in such capacity, together with any successor, the "Trustee").

                  The Company has duly authorized the creation of an issue of 2% Convertible Senior Subordinated Debentures due 2023 (the "Securities") having the terms, tenor, amount and other provisions hereinafter set forth, and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture. Each of the Guarantors has authorized its Subsidiary Guarantee (as defined below) of the Securities, such Subsidiary Guarantees having the terms, tenor and other provisions hereinafter set forth, and, to provide therefor, each of the Guarantors has duly authorized the execution and delivery of this Indenture.

                  All things necessary to make the Securities and the Subsidiary Guarantees, when the same are duly executed by the Company and the Guarantors, respectively, and authenticated and delivered hereunder and duly issued by the Company and the Guarantors, respectively, the valid obligations of the Company and the Guarantors, as applicable, and to make this Indenture a valid and binding agreement of the Company and the Guarantors, in accordance with their and its terms, have been done.

                  Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of any Holder (as defined below) of the Securities.

                                   ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

                 SECTION 1.1. Definitions.

                  "13% Notes" means the 13% Senior Subordinated Notes due 2009 issued by the Company pursuant to an indenture dated August 1, 2000, as amended or supplemented from time to time, among the Company, certain subsidiary guarantors party thereto and the Bank One Trust Company, N.A., as trustee.

                  "Affiliate" means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Agent" means any Registrar, Paying Agent or Conversion Agent.

                  "Applicable Procedures" means, with respect to any transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary, in each case to the extent applicable to such transfer or exchange.

                  "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

                  "Board of Directors" means either the board of directors of the Company or any committee of the Board of Directors authorized to act for it with respect to this Indenture.

                  "Business Day" means each day that is not a Legal Holiday.

                  "Capital Lease Obligations" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

                  "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, but excluding any debt securities convertible into such equity.

                  "Cash" or "cash" means such coin or currency of the United States as at any payment is legal tender for the payment of public and private debts.

                  "Certificated Security" means any of the Securities that are in the form attached hereto as Exhibit B.

                  "Common Stock" means the Class A common stock of the Company, $0.20 par value, as it exists on the date of this Indenture.

                  "Company" means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor.

                  "Corporate Trust Office" means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered which office at the date of the execution of this Indenture is located at 60 Livingston Avenue, St. Paul, Minnesota 55107, Attention: Corporate Trust Administration, or at any other time at such other address as the Trustee may designate from time to time by notice to the Company.

                  "Contingent Interest" means such cash interest payable as described in Article 4. All references herein or in the Securities to interest accrued or payable as of any date shall include Contingent Interest accrued or payable as of such date to the extent that, in such context, Contingent Interest is, was or would be payable in respect of the Securities pursuant to the terms of the Securities, and express mention of the payment of Contingent Interest (if applicable) in any provision hereof shall not be construed as excluding Contingent Interest in those provisions hereof where no express mention is not made. Anything in this Indenture or the Securities to the contrary notwithstanding, Contingent Interest, if any, shall only be payable under the circumstances specified in the Securities.

                  "Credit Facility" means the Company's senior credit facility (including all documents entered into by the Company and any of its subsidiaries in connection therewith), dated as of May 22, 2002, among the Company, and the agents and lenders named therein, and any other bank credit agreement or similar facility entered into in the future by the Company or any Guarantor, as any of the same, in whole or in part, may be amended, renewed, extended, increased, substituted, refinanced, restructured or replaced (including, any successive renewals, extensions, increases, substitutions, refinancings, restructurings, replacements, supplements or other modifications of the foregoing).

                  "Closing Sale Price" means the closing per share sale price (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported in composite transactions for the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, as reported by the Nasdaq National Market, or if the Common Stock is not quoted on the Nasdaq National Market, by the National Quotation Bureau Incorporated. In the absence of such a quotation, the Company will determine the Closing Sale Price on the basis it considers appropriate.

                  "Conversion Price" as of any day will equal $1,000 divided by the Conversion Rate.

                  "Currency Agreement" means in respect of a Person, any foreign exchange contract, currency swap agreement or other similar agreement designed to protect such Person against fluctuations in currency values.

                  "Current Market Price" shall mean, as of any date of determination, the average of the daily Closing Sale Prices per share of Common Stock for the ten consecutive Trading Days selected by the Company commencing on and including the fifth Trading Day after the "ex" date with respect to the issuance, distribution, subdivision or combination requiring such computation. For purpose of this paragraph, the term "ex" date, (a) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such issuance or distribution, and (b) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades, regular way, on such exchange or in such market after the time at which such subdivision or combination becomes effective. If another issuance, distribution, subdivision or combination to which Section 5.6(e) applies occurs during the period of ten consecutive trading days referred to above applicable for calculating "Current Market Price" pursuant to this definition, the "Current Market Price" shall be calculated for such period in a manner determined by the Board of Directors to reflect the impact of such issuance, distribution, subdivision or combination on the Closing Sale Price of the Common Stock during such period

                  "Default" or "default" means, when used with respect to the Securities, any event which is or, after notice or passage of time or both, would be an Event of Default.

                  "Designated Senior Indebtedness" means

                  (a) the Indebtedness under the Credit Facility; and

                  (b) any other Senior Indebtedness of the Company which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $25 million and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of this Indenture.

                  "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event

                  (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,

                  (b) is convertible or exchangeable for Indebtedness or Disqualified Stock or

                  (c) is redeemable or must be purchased, upon the occurrence of certain events or otherwise, by such Person at the option of the holder thereof, in whole or in part,

in each case on or prior to the first anniversary of the Stated Maturity of the Securities; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock, upon the occurrence of a Designated Event occurring prior to the first anniversary of the Stated Maturity of the Securities shall not constitute Disqualified Stock if:

                  (i) the Designated Event provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Securities and described in Section 3.8; and

                  (ii) any such requirement only becomes operative after compliance with such terms applicable to the Securities, including the purchase of any Securities tendered pursuant thereto.

                  "Exchange Act" means the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

                  "Ex-Dividend Date" means, with respect to any issuance or distribution on shares of Common Stock, the first date on which a sale of the shares of Common Stock does not automatically transfer the right to receive the relevant distribution from the seller of the Common Stock to the buyer.

                  "Final Maturity Date" means November 15, 2023.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date of this Indenture, including those set forth in (a) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (b) the statements and pronouncements of the Financial Accounting Standards Board, (c) such other statements by such other entity as approved by a significant segment of the accounting profession and (d) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in registration statements filed under the Securities Act and periodic reports required to be filed pursuant to
Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

                  "guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person

                  (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of agreements to keep-well, to take-or-pay or to maintain financial statement conditions or otherwise), or

                  (b) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "guarantee" used as a verb has a corresponding meaning. The term "guarantor" shall mean any Person guaranteeing any obligation.

                  "Guarantors" means (a) each of the Company's Subsidiaries providing guarantees under the 13% Notes on the Issue Date and (b) any of the Company's Subsidiaries that provides a guarantee of the Company's Indebtedness pursuant to Section 7.10 or otherwise in the future executes a supplemental indenture in which such Subsidiary unconditionally guarantees on a senior subordinated basis the Company's obligations under the Securities and this Indenture; provided, that, any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Subsidiary Guarantee is released in accordance with the terms of this Indenture.

                  "Global Security" means a permanent Global Security that is in the form attached hereto as Exhibit A and which is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

                  "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

                  "Holder" or "Securityholder" means the person in whose name a Security is registered on the Registrar's books.

                  "Incur" means issue, assume, guarantee, incur or otherwise become liable (and the terms "Incurrence", "Incurring" and "Incurred" shall have correlative meanings).

                  "Indebtedness" means, with respect to any Person, on any date of determination, without duplication:

                  (a) the principal in respect of:

                  (i) indebtedness of such Person for money borrowed and

                  (ii) indebtedness evidenced by notes, debentures (including the Securities), bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

                  (b) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

                  (c) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

                  (d) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

                  (e) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, the liquidation preference with respect to, any Preferred Stock (but excluding, in each case, any accrued dividends);

                  (f) all obligations of the type referred to in clauses (a) through (e) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Subsidiary Guarantee;

                  (g) all obligations of the type referred to in clauses (a) through (f) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and

                  (h) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

                  The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

                  "Indenture" means this Indenture as amended or supplemented from time to time pursuant to the terms of this Indenture, including provisions of the TIA that are deemed to be a part hereof.

                  "Interest Payment Date" means May 15 and November 15 of each year, commencing May 15, 2004.

                  "Interest Rate Agreement" means in respect of a Person any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect such Person against fluctuations in interest rates.

                  "Initial Purchasers" means Wachovia Capital Markets, LLC and Goldman, Sachs & Co.

                  "Issue Date" means the date on which the Securities are originally issued.

                  "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

                  "Liquidated Damages" has the meaning specified in Section 5 of the Registration Rights Agreement, except that such term, as used herein, shall mean only such Liquidated Damages that are payable with respect to the Securities. All references herein or in the Securities to interest accrued or payable as of any date shall include any Liquidated Damages accrued or payable as of such date as provided in the Registration Rights Agreement to the extent that, in such context, Liquidated Damages are, were or would be payable in respect of the Securities pursuant to the Registration Rights Agreement, and express mention of the payment of Liquidated Damages (if applicable) in any provision hereof shall not be construed as excluding Liquidated Damages in those provisions hereof where no express mention is not made; provided, however, that it is understood and agreed that, as set forth in the Registration Rights Agreement, Liquidated Damages may under certain circumstances be payable in respect of some of the Securities but not be payable in respect of the other Securities. Anything in this Indenture or the Securities to the contrary notwithstanding, Liquidated Damages, if any, shall only be payable under the circumstances provided in the Registration Rights Agreement and, if payable, shall be payable only to the Holders specified in the Registration Rights Agreement and only to the extent specified therein

                  "Obligation" means, with respect to any Indebtedness, any principal, interest, penalties, fees, indemnifications, reimbursements, including damages, and other liabilities payable under the documentation governing such Indebtedness.

                  "Officer" means the Chairman, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, Treasurer, the Controller, the Secretary or Assistant Secretary of the Company or Guarantor, as applicable, or any other officer designated by the Board of Directors serving in a similar capacity.

                  "Officers' Certificate" means a certificate signed by two Officers; provided, however, that for purposes of Section 7.4, "Officers' Certificate" means a certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company and by one other Officer of the Company.

                  "Opinion of Counsel" means a written opinion from legal counsel reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company.

                  "Person" or "person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "Preferred Stock," as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

                  "Purchase Date" means an Optional Purchase Date or a Designated Event Purchase Date, as applicable.

                  "Purchase Notice" means an Optional Purchase Notice or a Designated Event Purchase Notice, as applicable.

                  "Purchase Price" means the Optional Purchase Price or the Designated Event Purchase Price, as applicable.

                  "Principal" or "principal" of a debt security, including the Securities, means the principal of the security plus, when appropriate, the premium, if any, on the security.

                  "Redemption Date" when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture.

                  "Redemption Price" when used with respect to any Security to be redeemed, means the price fixed for such redemption pursuant to this Indenture.

                  "Registration Rights Agreement" means the Registration Rights Agreement dated, as of November 10, 2003, among the Company, each of the Guarantors and the Initial Purchasers.

                  "Representative" means (a) the indenture trustee or other trustee, agent or representative for any Senior Indebtedness or (b) with respect to any Senior Indebtedness that does not have any such trustee, agent or other representative, (i) in the case of such Senior Indebtedness issued pursuant to an agreement providing for voting arrangements as among the holders or owners of such Senior Indebtedness, any holder or owner of such Senior Indebtedness acting with the consent of the required persons necessary to bind such holders or owners of such Senior Indebtedness and (ii) in the case of all other such Senior Indebtedness, the holder or owner of such Senior Indebtedness.

                  "Restricted Global Security" means a Global Security that is a Restricted Security.

                  "Restricted Security" means a Security required to bear the restrictive legend set forth in the form of Security set forth in Exhibit A and Exhibit B of this Indenture.

                  "Rule 144" means Rule 144 under the Securities Act or any successor to such Rule.

                  "Rule 144A" means Rule 144A under the Securities Act or any successor to such Rule.

                  "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Guarantor transfers such property to a Person and the Company or a Guarantor leases it from such Person.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities" has the meaning assigned to it in the preamble to this Indenture.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

                  "Securities Custodian" means the Trustee, as custodian of the Depositary with respect to the Securities in the form of a Global Security, or any successor thereto.

                  "Senior Indebtedness" means

                  (a) Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred,

                  (b) accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person to the extent post-filing interest is allowed in such proceeding) in respect of (i) indebtedness of such Person for money borrowed and (ii) indebtedness evidenced by notes, debentures (including the Securities), bonds or other similar instruments for the payment of which such Person is responsible or liable unless, in the case of (a) and (b), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the Securities, and

                  (c)      Indebtedness under the Credit Facility;

                  provided, however, that Senior Indebtedness shall not include

                  (A)      any obligation of such Person to any Subsidiary,

                  (B) any liability for Federal, state, local or other taxes owed or owing by such Person,

                  (C) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities),

                  (D) any Indebtedness of such Person (and any accrued and unpaid interest in respect thereof) which is subordinate or junior in any respect to any other Indebtedness or other obligation of such Person, or

                  (E) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of this Indenture.

                  "Senior Subordinated Indebtedness" means (a) with respect to the Company, the Securities, the 13% Notes and any other Indebtedness of the Company that specifically provides that such Indebtedness is to have the same rank as the Securities in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company which is not Senior Indebtedness and (b) with respect to any Guarantor, the Subsidiary Guarantee, its guarantee of the 13% Notes and any other Indebtedness of such Guarantor that specifically provides that such Indebtedness is to have the same rank as the Subsidiary Guarantees in right of payment and is not subordinated by its term in right or payment to any Indebtedness or other obligation of such Guarantor which is not Senior Indebtedness.

                  "Significant Subsidiary" means any Subsidiary of the Company that is a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X under the Exchange Act.

                  "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

                  "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Securities pursuant to a written agreement to that effect.

                  "Subsidiary" means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by

                  (a) such Person,

                  (b) such Person and one or more Subsidiaries of such Person, or

                  (c) one or more Subsidiaries of such Person.

                  "Subsidiary Guarantee" means a guarantee by a Guarantor of the Company's obligations with respect to the Securities.

                  "Tax Original Issue Discount" means the amount of ordinary interest income on a Security that must be accrued as original issue discount for United States Federal income tax purposes pursuant to Treasury Regulation
Section 1.1275-4.

                  "TIA" means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder as in effect on the date of this Indenture, except as provided in Section 11.3, and except to the extent any amendment to the Trust Indenture Act expressly provides for application of the Trust Indenture Act as in effect on another date.

                  "Trading Day" means, with respect to any security, each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not generally traded on the principal exchange or market in which such security is traded.

                  "Trading Price" means, on any date of determination, the average of the secondary market bid quotations per $1,000 principal amount of Securities obtained by the Trustee for $10,000,000 principal amount of Securities at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company; provided, that if three such bids cannot reasonably be obtained by the Trustee, but two bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Trustee, one bid shall be used.

                  "Trustee" means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture, and thereafter means the successor.

                  "Trust Officer" means, with respect to the Trustee, any officer assigned to the Corporate Trust Office, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                  "Vice President" when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

                  "Voting Stock" of a Person means stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation or other entity (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

                 SECTION 1.2. Other Definitions.

                  Term                                                  Defined in Section
                  ----                                                  ------------------

                  "Adjusted Maximum Amount".............................        13.4(b)
                   -----------------------
                  "Agent Members".......................................         2.1(b)
                   -------------

                                       11


                  Term                                                  Defined in Section
                  ----                                                  ------------------

                  "Aggregate Payments"..................................        13.4(b)
                   ------------------
                  "Bankruptcy Law"......................................         9.1
                   --------------
                  "Blockage Notice".....................................         6.3,14.3
                   ---------------
                  "Company Order".......................................         2.2
                   -------------
                  "Conversion Agent"....................................         2.3
                   ----------------
                  "Conversion Date".....................................         5.2
                   ---------------
                  "Conversion Rate".....................................         5.1
                   ---------------
                  "Custodian"...........................................         9.1
                   ---------
                  "Depositary"..........................................         2.1
                   ----------
                  "Designated Event"....................................         3.8(a)
                   ----------------
                  "Designated Event Purchase Date"......................         3.8(a)
                   ------------------------------
                  "Designated Event Purchase Notice"....................         3.8(c)
                   --------------------------------
                  "Designated Event Purchase Price".....................         3.8(a)
                   -------------------------------
                  "Distributed Property"................................         5.6(e)
                   --------------------
                  "Event of Default"....................................         9.1
                   ----------------
                  "Expiration Time".....................................         5.6(f)
                   ---------------
                  "Fair Share"..........................................        13.4(b)
                   ----------
                  "Fair Share Shortfall"................................        13.4(b)
                   --------------------
                  "Funding Guarantor"...................................        13.4(b)
                   -----------------
                  "Fraudulent Transfer Laws"............................        13.4(a)
                   ------------------------
                  "Guarantee Obligations"...............................        14.1
                   ---------------------
                  "Insignificant Subsidiaries"..........................         9.1(i)
                   --------------------------
                  "Legal Holiday".......................................        15.7
                   -------------
                  "Legend"..............................................         2.12
                   ------
                  "Moody's".............................................         5.1
                   -------
                  "Optional Purchase Date"..............................         3.7(a)
                   ----------------------
                  "Optional Purchase Notice"............................         3.7(c)
                   ------------------------
                  "Optional Purchase Price".............................         3.7(a)
                   -----------------------
                  "Paying Agent"........................................         2.3
                   ------------
                  "Payment Blockage Period".............................         6.3, 14.3
                   -----------------------
                  "Purchased Shares"....................................         5.6(i)
                   ----------------
                  "QIB".................................................         2.1
                   ---
                  "Registrar"...........................................         2.3
                   ---------
                  "Semi-annual Period"..................................         4.1
                   ------------------
                  "Standard & Poor's"...................................         5.1
                   -----------------
                  "Subsidiary Distribution".............................         5.6(e)
                   -----------------------

                  SECTION 1.3. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, that provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "indenture securities" means the Securities;

                  "indenture security holder" means a Securityholder;

                  "indenture to be qualified" means this Indenture;

                  "indenture trustee" or "institutional trustee" means the Trustee; and

                  "obligor" on the indenture securities means the Company or any other obligor on the Securities.

                  All other terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by any SEC rule and not otherwise defined herein have the meanings assigned to them therein.

                  SECTION 1.4. Rules of Construction. Unless the context otherwise requires:

                  (a) a term has the meaning assigned to it;

                  (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (c) words in the singular include the plural, and words in the plural include the singular;

                  (d) "or" is not exclusive;

                  (e) "including" means including without limitation;

                  (f) the masculine gender includes the feminine and the neuter;

                  (g) references to agreements and other instruments include subsequent amendments thereto; and

                  (h) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                   ARTICLE 2

                                 THE SECURITIES

                  SECTION 2.1. Form and Dating. The Securities and the Trustee's certificate of authentication shall be substantially in the respective forms set forth in Exhibit A and Exhibit B, which Exhibits are incorporated in and made part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication.

                  (a) Restricted Global Securities. All of the Securities are initially being offered and sold in the United States to "qualified institutional buyers" as defined in Rule 144A (collectively, "QIBs" or individually, each a "QIB") in reliance on Rule 144A under the Securities Act and shall be issued initially in the form of one or more Restricted Global

Securities, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, at its Corporate Trust Office, as custodian for the depositary, The Depository Trust Company (such depositary, or any successor thereto, being hereinafter referred to as the "Depositary"), and registered in the name of its nominee, Cede & Co., duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount at the Final Maturity Date of the Restricted Global Securities may from time to time be increased or decreased by adjustments made on the records of the Securities Custodian as hereinafter provided, subject in each case to compliance with the Applicable Procedures.

                  (b) Global Securities In General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount at the Final Maturity Date of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, purchases or conversions of such Securities. Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee and shall be made on the records of the Trustee and the Depositary.

                  Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or under the Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (A) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (B) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

                  (c) Book Entry Provisions. The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c), authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of the Depositary or its nominee, (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions or held by the Trustee as custodian for such Depositary and (iii) shall bear legends substantially to the following effect:

                  "UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO ACTUANT CORPORATION (THE "COMPANY") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED

                  REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS, IN WHOLE BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE."

                  (d) Certificated Securities. Securities not issued in the Global Securities will be issued as Certificated Securities.

                  SECTION 2.2. Execution and Authentication. An Officer shall sign the Securities for the Company by manual or facsimile signature. Typographic and other minor errors or defects in any such facsimile signature shall not affect the validity or enforceability of any Security which has been authenticated and delivered by the Trustee.

                  If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

                  A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                  The Trustee shall authenticate and make available for delivery Securities for original issue in the aggregate principal amount of up to $150,000,000 upon receipt of a written order or orders of the Company signed by two Officers of the Company (a "Company Order"). The Company Order shall specify the amount of Securities to be authenticated, shall provide that all such Securities will be represented by a Restricted Global Security and the date on which each original issue of Securities is to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed the amount set forth in the foregoing sentence, except as provided in Section 2.7.

                  The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 principal amount and any integral multiple thereof.

                  SECTION 2.3. Registrar, Paying Agent and Conversion Agent. The Company shall maintain one or more offices or agencies where Securities may be presented for registration of transfer or for exchange (each, a "Registrar"), one or more offices or agencies where Securities may be presented for payment (each, a "Paying Agent"), one or more offices or agencies where Securities may be presented for conversion (each, a "Conversion Agent"), and one or more offices or agencies where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will at all times maintain a Paying Agent, Conversion Agent, Registrar, and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served in the Borough of Manhattan, The City of New York. The Registrar shall keep a register of the Securities and of their transfer and exchange.

                  The Company shall enter into an appropriate agency agreement with any Agent that is not the Trustee. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall promptly notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent, or agent for service of notices and demands in any place required by this Indenture, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 10.7. The Company or any Affiliate of the Company may act as Paying Agent, except that for purposes of Articles 3 and 11, neither the Company nor any of the Guarantors or their respective Affiliates shall act as Paying Agent.

                  The Company hereby initially designates the Trustee as Paying Agent, Registrar, Securities Custodian and Conversion Agent, and the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York for each of the aforesaid purposes.

                  SECTION 2.4. Paying Agent to Hold Money in Trust. Prior to 10:00 a.m., New York City time, on each due date of the principal of or interest, Contingent Interest, if any, and Liquidated Damages, if any, on any Securities, the Company shall deposit with a Paying Agent a sum (in immediately available funds if deposited on the due date) sufficient to pay such principal or interest, Contingent Interest, if any, and Liquidated Damages, if any, so becoming due. A Paying Agent shall agree in writing to hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest, Contingent Interest, if any, and Liquidated Damages, if any, on the Securities (whether such assets have been distributed to it by the Company, the Guarantors or any other obligor on the Securities), and shall notify the Trustee of any default by the Company or the Guarantors (or any other obligor on the Securities) in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, the Company or such Affiliate shall, before 10:00 a.m. New York City time, on each due date of the principal of or interest, Contingent Interest, if any, and Liquidated Damages, if any, on any Securities, segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee, and the Trustee may at any time during the continuance of any default, upon written request to a Paying Agent, require such Paying Agent to pay forthwith to the Trustee all sums so held in trust by such Paying Agent. Upon doing so, the Paying Agent (other than the Company) shall have no further liability for the money.

                  SECTION 2.5. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each semi-annual Interest Payment Date and not more than 15 calendar days after the applicable record date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

                  SECTION 2.6. Transfer and Exchange. (a) Subject to Section
2.12 herein, when a Security is presented to a Registrar with a request to register a transfer thereof or to exchange such Security for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form and, if applicable, a transfer certificate each in the form included in Exhibit C, and in form satisfactory to the Registrar duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Security for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.3, the Company shall execute and the Trustee shall authenticate Securities of a like aggregate principal amount at the Registrar's request. Any exchange or transfer shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto, and provided that this sentence shall not apply to any exchange pursuant to Sections 2.10, 2.12(a), 3.6, 3.11, 5.2 (conversion in part) or 12.5.

                  Neither the Company, any Registrar nor the Trustee shall be required to exchange or register a transfer of (i) any Securities for a period of 15 days next preceding any mailing of a notice of Securities to be redeemed,
(ii) any Securities or portions thereof selected or called for redemption (except, in the case of redemption of a security in part, the portion thereof not to be redeemed), (iii) any Securities or portions thereof in respect of which a Purchase Notice has been delivered and not withdrawn by the Holder thereof (except, in the case of the purchase of a Security in part, the portion thereof not to be purchased) or (iv) any Securities or portions thereof which have been submitted for conversion pursuant to Article 5.

                  All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

                  (b) Any Registrar appointed pursuant to Section 2.3 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

                  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                  Each Holder of a Security agrees to indemnify the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Security in violation of any provision of this Indenture and/or applicable United States Federal or state securities law.

                  SECTION 2.7. Replacement Securities. If any mutilated Security is surrendered to the Company, a Registrar or the Trustee, or the Company, a Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company, the applicable Registrar and the Trustee such security or indemnity as will be required by them to save each of them harmless, then, in the absence of notice to the Company, such Registrar or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

                  In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be redeemed or purchased by the Company pursuant to Article 3, the Company in its discretion may, instead of issuing a new Security, pay, redeem or purchase such Security, as the case may be.

                  Upon the issuance of any new Securities under this Section 2.7, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee or the Registrar) in connection therewith.

                  Every new Security issued pursuant to this Section 2.7 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

                  The provisions of this Section 2.7 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

                  SECTION 2.8. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee, except for those canceled by it, those paid pursuant to Section 2.7, those converted pursuant to
Article 5, those delivered to it for cancellation or surrendered for transfer or exchange and those described in this Section 2.8 as not outstanding.

                  If a Security is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Company receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

                  If a Paying Agent holds or, in the case of the Company or Affiliate of the Company, the Company or such Affiliate has set aside and segregated in trust, on a Redemption Date, a Purchase Date or the Final Maturity Date money sufficient to pay the principal of (including premium, if any) and accrued interest, Contingent Interest, if any, and Liquidated Damages, if any, on Securities (or portions thereof) payable on that date, then on and after such Redemption Date, Purchase Date or the Final Maturity Date, as the case may be, such Securities (or portions thereof, as the case may be) shall cease to be outstanding and interest, Contingent Interest, if any, and Liquidated Damages, if any, on them shall cease to accrue; provided, that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefore satisfactory to the Trustee has been made.

                  Subject to the restrictions contained in Section 2.9, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

                  If a Security has been converted in accordance with Article 5, then from and after the time of conversion on the Conversion Date, such Security shall cease to be outstanding and interest, Contingent Interest, if any, and Liquidated Damages, if any, shall cease to accrue on such Security.

                  SECTION 2.9. Treasury Securities. In determining whether the Holders of the required principal amount of Securities have concurred in any notice, direction, waiver or consent, Securities owned by the Company or any other obligor on the Securities or by any Affiliate of the Company or of such other obligor shall be disregarded, except that, for purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only Securities which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to the Securities and that the pledgee is not the Company or any other obligor on the Securities or any Affiliate of the Company or of such other obligor.

                  SECTION 2.10. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company with the consent of the Trustee considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate and deliver definitive Securities in exchange for temporary Securities. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.3, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and, upon receipt of a Company Order, the Trustee shall authenticate and deliver in exchange therefor a like principal amount at the Final Maturity Date of definitive Securities of authorized denominations. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

                  SECTION 2.11. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee or its agent any Securities surrendered to them for transfer, exchange, redemption, payment or conversion. The Trustee and no one else shall cancel, in accordance with its standard procedures, all Securities surrendered for transfer, exchange, redemption, payment, conversion or cancellation and shall deliver the canceled Securities to the Company. All Securities which are redeemed, purchased or otherwise acquired by the Company or any of its Subsidiaries prior to the Final Maturity Date shall be delivered to the Trustee for cancellation, and the Company may not hold or resell such Securities or issue any new Securities to replace any such Securities or any Securities that any Holder has converted pursuant to Article 4. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 2.11, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures.

                  SECTION 2.12. Legend; Additional Transfer and Exchange Requirements. (a) If Securities are issued upon the transfer, exchange or replacement of Securities subject to restrictions on transfer and bearing the legends set forth on the forms of Securities attached hereto as Exhibit A and Exhibit B (collectively, the "Legend"), or if a request is made to remove the Legend on a Security, the Securities so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence, which shall include an opinion of counsel if requested by the Company or such Registrar, as may be reasonably required by the Company and the Registrar, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act or that such Securities are not "restricted" within the meaning of Rule 144 under the Securities Act; provided that no such evidence need be supplied in connection with the sale of such Security pursuant to a registration statement that is effective at the time of such sale. Upon (i) provision of such satisfactory evidence if requested, or (ii) notification by the Company to the Trustee and Registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, upon receipt of a Company Order, shall authenticate and deliver a Security that does not bear the Legend. If the Legend is removed from the face of a Security and the Security is subsequently held by an Affiliate of the Company, the Company shall use its best efforts to reinstate the Legend.

                  (b) A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that the foregoing shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Notwithstanding any other provisions of this Indenture or the Securities, transfers of a Global Security, in whole or in part, shall be made only in accordance with this Section 2.12.

                  (c) Subject to the succeeding paragraph, every Security shall be subject to the restrictions on transfer provided in the Legend, including the requirement of the delivery of an opinion of counsel. Whenever any Restricted Security is presented or surrendered for registration of transfer or for exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit C, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer. The

Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.

                  (d) The restrictions imposed by the Legend upon the transferability of any Security shall cease and terminate when such Security has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision). Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.12 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or any successor provision, by, if requested, an opinion of counsel addressed to the Company and in form acceptable to the Company, to the effect that the transfer of such Security has been made in compliance with Rule 144 or such successor provision), be exchanged for a new Security, of like tenor and aggregate principal amount, which shall not bear the restrictive Legend. The Company shall inform the Trustee of the effective date of any registration statement registering the Securities under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned opinion of counsel or registration statement.

                  (e) As used in the preceding two paragraphs of this Section 2.12, the term "transfer" encompasses any sale, pledge, transfer, hypothecation or other disposition of any Security.

                  (f) The provisions of clauses (i), (ii), (iii), (iv) and (v) below shall apply only to Global Securities:

                  (i) Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary or one or more nominees thereof, provided that a Global Security may be exchanged for Securities registered in the names of any person designated by the Depositary in the event that (A) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a "clearing agency" registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days,
         (B) the Company has provided the Depositary with written notice that it has decided to discontinue use of the system of book-entry transfer through the Depositary or any successor Depositary or (C) an Event of Default has occurred and is continuing with respect to the Securities and the payment of the Securities is accelerated pursuant to Section
         9.2 and a Holder has made a written request for the exchange of a Global Security into definitive, fully registered form. Any Global Security exchanged pursuant to clause (A) or (B) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (C) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

                  (ii) Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

                  (iii) Subject to the provisions of clause (v) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

                  (iv) In the event of the occurrence of any of the events specified in clause (i) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.

                  (v) Neither Agent Members nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.

                  SECTION 2.13. Defaulted Interest.

                  If the Company defaults in a payment of interest, Contingent Interest, if any, or Liquidated Damages, if any, on the Securities (without regard to any grace period therefor), it shall pay the such interest, Contingent Interest, if any, or Liquidated Damages, if any (referred to together in this Section as "defaulted interest"), plus (to the extent lawful) any interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be no less than 10 days preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder, as of a recent date selected by the Company, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

                  Alternatively, the Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee and the Paying Agent of the proposed payment pursuant to this clause, such manner shall be deemed practicable by the Trustee and the Paying Agent.

                  SECTION 2.14. Calculation of Tax Original Issue Discount.

                  The Company agrees, and each Holder and any beneficial owner of a Security by its purchase or acceptance thereof shall be deemed to agree, to treat, for United States federal income tax purposes, the Securities as debt instruments that are subject to Treasury Regulation Section 1.1275-4(b). For United States federal income tax purposes, the Company agrees, and each Holder and any beneficial owner of a Security by its purchase or acceptance thereof shall be deemed to agree, to treat the fair market value of the Common Stock received upon the conversion of a Security as a contingent payment for purposes of Treasury Regulation Section 1.1275-4(b) that will result in an adjustment under Treasury Regulation Section 1.1275-4(b)(3)(iv) and Treasury Regulation
Section 1.1275-4(b)(6) and to accrue interest with respect to outstanding Securities as original issue discount for United States federal income tax purposes (i.e., Tax Original Issue Discount) according to the "noncontingent bond method," set forth in Section 1.1275-4(b) of the Treasury Regulations, using the comparable yield set forth in Schedule I to this Indenture compounded semi-annually and the projected payment schedule attached as Schedule I to this Indenture.

                  The Company acknowledges and agrees, and each Holder and any beneficial owner of a Security by its purchase or acceptance thereof shall be deemed to acknowledge and agree, that (a) the comparable yield means the annual yield the Company would pay, as of the date of this Indenture for United States federal income tax purposes, on a noncontingent, nonconvertible, fixed-rate debt instrument with terms and conditions otherwise similar to those of the Securities, (b) the schedule of projected payments is determined, in part, on the basis of an assumption of linear growth of the stock price and is not determined for any purpose other than for the determination of interest accruals and adjustments thereof in respect of the Securities for United States federal income tax purposes and (c) the comparable yield and the schedule of projected payments do not constitute a projection or representation regarding the amounts payable on the Securities.

                  SECTION 2.15. CUSIP Numbers. The Company in issuing the Securities may use one or more "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption or purchase as a convenience to Holders; provided that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption or purchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption or purchase shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

                                   ARTICLE 3

                            REDEMPTION AND PURCHASES

                  SECTION 3.1. Right to Redeem; Notice to Trustee. The Securities may be redeemed at the election of the Company, as a whole or from time to time in part, at any time on or after November 20, 2010, at a redemption price equal to 100% of the principal amount of the Securities being redeemed, plus accrued and unpaid interest, Contingent Interest, if any, and Liquidated Damages, if any, up to, but not including, the Redemption Date; provided that if the Redemption Date falls after an interest payment record date and on or before an Interest Payment Date, then the full amount of accrued and unpaid interest to the Interest Payment Date, including Contingent Interest, if any, and Liquidated Damages, if any, will be payable to the Holders in whose name the Securities are registered at the close of business on the interest payment record date.

                  The Company may not redeem the Securities pursuant to this
Section 3.1 if the Company has defaulted in the payment of interest or Contingent Interest, if any, on the Securities and such default is continuing.

                  If the Company elects to redeem Securities pursuant to this
Section 3.1, it shall notify the Trustee at least 30 days prior to the Redemption Date as fixed by the Company of the Redemption Date and the principal amount of Securities to be redeemed. If fewer than all of the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall not be less than ten days after the date of notice to the Trustee.

                  SECTION 3.2. Selection of Securities to Be Redeemed. If less than all of the Securities are to be redeemed, unless the procedures of the Depositary provide otherwise, the Trustee shall, at least 30 days but not more than 60 days prior to the Redemption Date, select the Securities to be redeemed. The Trustee shall make the selection from the Securities outstanding and not previously called for redemption on a pro rata basis or by lot, or by any other method the Trustee considers fair and appropriate. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

                  If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed shall be treated by the Trustee as outstanding for the purpose of such selection.

                  SECTION 3.3. Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption to each Holder to be redeemed at such Holder's address as it appears on the Registrar's books.

                  The notice shall identify the Securities (including the CUSIP number) to be redeemed and shall state:

                  (a) the Redemption Date;

                  (b) the Redemption Price, including accrued and unpaid interest, Contingent Interest, if any, and Liquidated Damages, if any, payable on the Redemption Date;

                  (c) the Conversion Rate;

                  (d) the name and address of each Paying Agent and Conversion Agent;

                  (e) that Securities called for redemption must be presented and surrendered to a Paying Agent to collect the Redemption Price, including accrued interest, Contingent Interest, if any, and Liquidated Damages, if any;

                  (f) that Holders who wish to convert Securities must surrender such Securities for conversion no later than the close of business on the Business Day immediately preceding the Redemption Date and must satisfy the other requirements set forth in Article 5 of the Indenture;

                  (g) that, unless the Company defaults in making the payment of the Redemption Price, including interest, Contingent Interest, if any, and Liquidated Damages, if any, on Securities called for redemption shall cease accruing on and after the Redemption Date and the only remaining right of the Holder shall be to receive payment of the Redemption Price, including accrued interest, Contingent Interest, if any, and Liquidated Damages, if any, upon presentation and surrender to a Paying Agent of the Securities; and

                  (h) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, upon presentation and surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued.

                  If any of the Securities to be redeemed is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to comply with the procedures of the Depositary applicable to redemptions. At the Company's written request, which request shall (i) be irrevocable once given and (ii) set forth all relevant information required by clauses (a) through (h) of the preceding paragraph, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense; provided that the Company makes such request at least 15 days prior to the date by which such notice of redemption must be given to Holders in accordance with this Section 3.3.

                  SECTION 3.4. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice, including accrued interest, Contingent Interest, if any, and Liquidated Damages, if any, except for Securities that are converted in accordance with the provisions of
Article 5.

                  SECTION 3.5. Deposit of Redemption Price. Prior to 10:00 a.m. New York City time, on the Redemption Date, the Company shall deposit with a Paying Agent (or, if the Company acts as Paying Agent, shall segregate and hold in trust) an amount of money (in immediately available funds if deposited on such Redemption Date) sufficient to pay the Redemption Price of and accrued interest, Contingent Interest, if any, and Liquidated Damages, if any, on all Securities to be redeemed on that date, other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of the conversion of Securities pursuant to Article 5 or, if such money is then held by the Company in trust and is not required for such purpose, it shall be discharged from the trust.

                  SECTION 3.6. Securities Redeemed in Part. Upon presentation and surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                  SECTION 3.7. Purchase of Securities at the Option of the Holder

                  (a) On November 15, 2010, November 15, 2013 and November 15, 2018 (each an "Optional Purchase Date"), Securities shall be purchased by the Company at the option of the Holders at a purchase price equal to 100% of the principal amount of the Securities, together with accrued and unpaid interest, Contingent Interest, if any, and Liquidated Damages, if any, up to, but excluding, the Optional Purchase Date (the "Optional Purchase Price"), subject to satisfaction by or on behalf of any Holder of the requirements set forth in subsection (c) of this Section 3.7.

                  The portion of the Optional Purchase Price representing accrued and unpaid interest, Contingent Interest, if any, and Liquidated Damages, if any, will be paid on the Optional Purchase Date to the Holders of the Securities at the close of business on the preceding interest payment record date.

                  No Securities may be purchased by the Company on any Optional Purchase Date if the principal amount of the Securities has been accelerated pursuant to the provisions of Section 9.2 and such acceleration has not been rescinded on or prior to the applicable Optional Purchase Date.

                  (b) Not less than 20 Business Days prior to an Optional Purchase Date (if any Securities are then outstanding), the Company shall mail a written notice of the Optional Purchase Date to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The notice shall include the form of a Optional Purchase Notice to be completed by the Holder and shall state:

                  (i) the date by which the Optional Purchase Notice pursuant to this Section 3.7 must be given;

                  (ii)     the Optional Purchase Date;

                  (iii)    the Optional Purchase Price;

                  (iv) the Holder's right to require the Company to purchase the Securities;

                  (v)      the name and address of each Paying Agent;

                  (vi) the procedures that the Holder must follow to exercise rights under this Section 3.7;

                  (vii) the procedures for withdrawing a Optional Purchase Notice, including a form of notice of withdrawal;

                  (viii) that, unless the Company defaults in making payment of such Optional Purchase Price, interest, Contingent Interest, if any, and Liquidated Damages, if any, on the Securities for which a Optional Purchase Notice has been delivered will cease to accrue on or after the Optional Purchase Date;

                  (ix)     the CUSIP number of the Securities.

If any of the Securities is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to the repurchase of Global Securities.

                  (c) A Holder may exercise its rights specified in subsection
(a) of this Section 3.7 upon delivery of a written notice (which shall be in substantially the form included in Exhibit D hereto and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, must be delivered electronically or by other means in accordance with the Depositary's customary procedures) of the exercise of such rights (an "Optional Purchase Notice") to any Paying Agent during the period beginning at any time from the opening of business on the date that is 20 Business Days prior to the Optional Purchase Date until the close of business on the last Business Day prior to the Optional Purchase Date.

                  The delivery of such Security to any Paying Agent (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Optional Purchase Price therefor.

                  The Company shall purchase from the Holder thereof, pursuant to this Section 3.7, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of the Indenture that apply to the purchase of all of a Security pursuant to Sections 3.7 and 3.9 through 3.13 also apply to the purchase of such portion of such Security.

                  Notwithstanding anything herein to the contrary, any Holder delivering to a Paying Agent the Optional Purchase Notice contemplated by this subsection (c) shall have the right to withdraw such Optional Purchase Notice in whole or in a portion thereof that is a principal amount of $1,000 or in an integral multiple thereof at any time prior to the close of business on the last Business Day prior to the Optional Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.9.

                  A Paying Agent shall promptly notify the Company of the receipt by it of any Optional Purchase Notice or written withdrawal thereof.

                  Anything herein to the contrary notwithstanding, in the case of Global Securities, any Optional Purchase Notice may be delivered or withdrawn and such Securities may be surrendered or delivered for purchase in accordance with the Applicable Procedures as in effect from time to time.

                  SECTION 3.8. Purchase of Securities at Option of the Holder Upon Designated Event. (a) If at any time that Securities remain outstanding there shall occur a Designated Event, Securities shall be purchased by the Company at the option of the Holders, as of the date that is not later than 35 Business Days after the date the Company delivers the notice of the Designated Event described in Section 3.8(c) (subject to extension to comply with applicable law) (the "Designated Event Purchase Date") at a purchase price equal to 100% of the principal amount of the Securities, together with accrued and unpaid interest, Contingent Interest, if any, and Liquidated Damages, if any, to, but excluding, the Designated Event Purchase Date (the "Designated Event Purchase Price"), subject to satisfaction by or on behalf of any Holder of the requirements set forth in subsection (c) of this Section 3.8.

                  "Designated Event" means the occurrence of any of the following events:

                  (A) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than the Company, the Company's Subsidiaries or the Company's or such Subsidiaries' employee benefit plans becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (A) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company (for the purpose of this clause (A) a Person shall be deemed to beneficially own the Voting Stock of a corporation that is beneficially owned (as defined above) by another corporation (a "parent corporation") if such Person beneficially owns (as defined above) at least 50% of the aggregate voting power of all classes of Voting Stock of such parent corporation);

                  (B) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election to such Board of Directors or whose nomination for election by the shareholders of the Company, was approved by a vote of 66-2/3% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office;

                  (C) the Company consolidates with or merges with or into any Person or conveys, transfers, sells, or otherwise disposes of or leases all or substantially all of the assets of the Company to any Person, or any corporation consolidates with or merges into or with the Company, in any such event pursuant to a transaction in which any of the outstanding Common Stock or other Voting Stock of the Company is changed into or exchanged for cash, securities or other property, other than any such transaction where none of the outstanding Common Stock or other Voting Stock of the Company is changed or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation of the Company), or where (a) all of the outstanding Common Stock or other Voting Stock of the Company is changed into or exchanged for (x) Voting Stock of the surviving corporation which is not Disqualified Stock or (y) cash, securities and other property (other than equity interests of the surviving corporation) and (b) no "person" or "group" owns immediately after such transaction, directly or indirectly, more than 50% of the total voting power of the outstanding Voting Stock of the surviving corporation, other than any "person" or "group" who owned more than 50% of the total voting power of the outstanding Voting Stock of the Company immediately prior to such transaction;

                  (D) the Company is liquidated or dissolved or the adoption of a plan relating to the liquidation or dissolution of the Company, other than in a transaction which complies with Section 8.1; or

                  (E) the Common Stock ceases to be listed on the New York Stock Exchange or another established national securities exchange or automated over-the-counter trading market in the United States.

                  Notwithstanding anything to the contrary set forth in this
Section 3.8, a Designated Event will not be deemed to have occurred if either:

                  (A) the Closing Sale Price of the Common Stock for any five Trading Days during (i) the ten consecutive Trading Days immediately after the later of a Designated Event or the public announcement of such a Designated Event as described under (A) above, or (ii) the ten consecutive Trading Days immediately preceding a Designated Event as described under (B), (C) and (D) above, is, in either case, at least equal to 105% of the quotient where the numerator is $1,000 and the denominator is the Conversion Rate in effect on each of the five Trading Days; or

                  (B) in the case of a merger or consolidation, at least 95% of the consideration (excluding cash payments for fractional shares) in the merger or consolidation constituting the Designated Event consists of common stock traded on a United States national securities exchange or quoted on the Nasdaq National Market (or which will be so traded or quoted when issued or exchanged in connection with such Designated Event) and as a result of such transaction or transactions the Securities become convertible solely into such common stock.

                  (b) Within 20 days after the occurrence of a Designated Event, the Company shall mail a written notice of the Designated Event to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The notice shall include the form of a Designated Event Purchase Notice to be completed by the Holder and shall state:

                           (i) the date of such Designated Event and, briefly,
                  the events causing such Designated Event;

                           (ii) the date by which the Designated Event Purchase
                  Notice pursuant to this Section 3.8 must be given;

                           (iii) the Designated Event Purchase Date;

                           (iv) the Designated Event Purchase Price;

                           (v) the Holder's right to require the Company to
                  purchase the Securities;

                           (vi) briefly, the conversion rights of the
                  Securities;

                           (vii) the name and address of each Paying Agent and
                  Conversion Agent;

                           (viii) the Conversion Rate then in effect and any
                  adjustments thereto;

                           (ix) that Securities as to which a Designated Event
                  Purchase Notice has been given may be converted into Common Stock pursuant to Article 5 of this Indenture only to the extent that the Designated Event Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

                           (x) the procedures that the Holder must follow to
                  exercise rights under this Section 3.8;

                           (xi) the procedures for withdrawing a Designated
                  Event Purchase Notice, including a form of notice of withdrawal;

                           (xii) that, unless the Company defaults in making
                  payment of such Designated Event Purchase Price, interest, Contingent Interest, if any, and Liquidated Damages, if any, on the Securities for which a Designated Event Purchase Notice has been delivered will cease to accrue on or after the Designated Event Purchase Date;

                           (xiii) the CUSIP number of the Securities.

                  If any of the Securities is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to comply with the procedures of the Depositary applicable to the repurchase of Global Securities.

                  On the date the Company delivers the notice to the Trustee and Holders described above, the Company shall publish the information contained in such notice in a newspaper of general circulation in The City of New York, or publish the information on the Company's website or through such other public medium as the Company may use at such time.

                  (c) A Holder may exercise its rights specified in subsection
(a) of this Section 3.8 upon delivery of a written notice (which shall be in substantially the form included in Exhibit D hereto and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary's customary procedures) of the exercise of such rights (a "Designated Event Purchase Notice") to any Paying Agent at any time prior to the close of business on the 30th Business Day after the date the Company delivers the notice described in
Section 3.8(c) (subject to extension to comply with applicable law).

                  The delivery of such Security to any Paying Agent (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Designated Event Purchase Price therefor.

                  The Company shall purchase from the Holder thereof, pursuant to this Section 3.8, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of the Indenture that apply to the purchase of all of a Security pursuant to Sections 3.8 through
3.13 also apply to the purchase of such portion of such Security.

                  Notwithstanding anything herein to the contrary, any Holder delivering to a Paying Agent the Designated Event Purchase Notice contemplated by this subsection (c) shall have the right to withdraw such Designated Event Purchase Notice in whole or in a portion thereof that is a principal amount of $1,000 or in an integral multiple thereof at any time prior to the close of business on the last Business Day prior to the Designated Event Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.9.

                  A Paying Agent shall promptly notify the Company of the receipt by it of any Designated Event Purchase Notice or written withdrawal thereof.

                  Anything herein to the contrary notwithstanding, in the case of Global Securities, any Designated Event Purchase Notice may be delivered or withdrawn and such Securities may be surrendered or delivered for purchase in accordance with the Applicable Procedures as in effect from time to time.

                  SECTION 3.9. Effect of Purchase Notice. Upon receipt by any Paying Agent of a Purchase Notice, the Holder of the Security in respect of which such Purchase Notice was given shall (unless such Purchase Notice is withdrawn as specified below) thereafter be entitled to receive the Purchase Price with respect to such Security. Such Purchase Price shall be paid to such Holder promptly following the later of (a) the Purchase Date with respect to such Security (provided the conditions in Section 3.7(c) or 3.8(c), as applicable, have been satisfied) and (b) the time of delivery of such Security to a Paying Agent by the Holder thereof. Securities in respect of which a

Purchase Notice has been given by the Holder thereof may not be converted into shares of Common Stock pursuant to Article 5 on or after the date of the delivery of such Purchase Notice unless such Purchase Notice has first been validly withdrawn.

                  A Purchase Notice may be withdrawn by means of a written notice (which may be delivered by mail, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary's customary procedures) of withdrawal delivered by the Holder to a Paying Agent at any time prior to the close of business on the last Business Day prior to the Purchase Date, specifying the principal amount of the Security or portion thereof (which must be a principal amount of $1,000 or an integral multiple of $1,000 in excess thereof) with respect to which such notice of withdrawal is being submitted and the principal amount, if any, of such Security which remains subject to the initial Purchase Notice.

                  SECTION 3.10. Deposit of Purchase Price. On or before 10:00 a.m. New York City time on a Purchase Date, the Company shall deposit with the Trustee or with a Paying Agent or, if the Company or an Affiliate of the Company is acting as Paying Agent, the Company or such Affiliate shall segregate and hold in trust, an amount of money (in immediately available funds if deposited on such Purchase Date) sufficient to pay the aggregate Purchase Price of all the Securities or portions thereof that are to be purchased as of such Purchase Date. The manner in which the deposit required by this Section 3.10 is made by the Company shall be at the option of the Company, provided that such deposit shall be made in a manner such that the Trustee or a Paying Agent shall have immediately available funds on the Purchase Date.

                  If a Paying Agent holds, in accordance with the terms hereof, money sufficient to pay the Purchase Price of any Security for which a Purchase Notice has been tendered and not withdrawn in accordance with this Indenture then, on the Purchase Date, such Security will cease to be outstanding and the rights of the Holder in respect thereof shall terminate (other than the right to receive the Purchase Price as aforesaid).

                  SECTION 3.11. Securities Purchased in Part. Any Security that is to be purchased only in part shall be surrendered at the office of a Paying Agent, and promptly after a Purchase Date the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of such authorized denomination or denominations as may be requested by such Holder, in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.

                  SECTION 3.12. Compliance with Securities Laws Upon Purchase of Securities. In connection with any offer to purchase or purchase of Securities under Section 3.7 or 3.8, the Company shall (a) comply with Rule 13e-4 and Rule 14e-1 (or any successor to either such Rule), if applicable, under the Exchange Act, (b) file the related Schedule TO (or any successor or similar schedule, form or report) if required under the Exchange Act, and (c) otherwise comply with all federal and state securities laws in connection with such offer to purchase or purchase of Securities, all so as to permit the rights of the Holders and obligations of the Company under Sections 3.7 through 3.11 to be exercised in the time and in the manner specified therein.

                  SECTION 3.13. Repayment to the Company. To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.10 exceeds the aggregate Purchase Price together including interest, Contingent Interest, if any, and Liquidated Damages, if any, thereon of the Securities or portions thereof that the Company is obligated to purchase, then promptly after the Purchase Date the Trustee or a Paying Agent, as the case may be, shall return any such excess cash to the Company.

                                   ARTICLE 4

                               CONTINGENT INTEREST

                  SECTION 4.1. Contingent Interest.

                  Commencing on November 15, 2010, the Company shall make Contingent Interest payments to the Holders of Securities, as set forth in
Section 4.2 below, during any six-month period from May 16 to November 15 and from November 16 to May 15 (each a "Semi-annual Period") if, but only if, the Trading Price of the Securities for each of the five Trading Days immediately preceding the first day of the relevant Semi-annual Period equals or exceeds 120% of the principal amount of the Securities. During any Semi-annual Period when Contingent Interest is payable pursuant to this Section, each Contingent Interest payment due and payable on each $1,000 principal amount of Securities shall equal 0.25% per Semi-annual Period of the average Trading Price of $1,000 principal amount of Securities during the five Trading Days immediately preceding the first day of the applicable Semi-annual Period.


                  SECTION 4.2. Payment of Contingent Interest; Contingent Interest Rights Preserved.

                  If payable, Contingent Interest shall be paid on each applicable Interest Payment Date. Contingent Interest payments on any Security that are payable, and are punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person who is the Holder of that Security at the close of business on the preceding interest payment record date.

                  Upon determination that Holders of Securities will be entitled to receive Contingent Interest during a Semi-annual Period, on or prior to the start of such Semi-annual Period, the Company will issue a press release and publish such information on its website, or otherwise publicly disclose such information.

                                   ARTICLE 5

                                   CONVERSION

                  SECTION 5.1. Conversion Right. Subject to the further provisions of this Article 5, a Holder of a Security may convert the principal amount of such Security (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) into Common Stock at any time prior to the close of business on the last Business Day prior to the Final Maturity Date, at the Conversion Rate then in effect; provided, however, that, if such Security is called for redemption pursuant to Article 3, such conversion right shall terminate at the close of business on the last Business Day prior to the Redemption Date for such Security (unless the Company shall default in making the redemption payment when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Security is redeemed). The number of shares of Common Stock issuable upon conversion of a Security shall be determined by dividing the principal amount of the Security or portion thereof surrendered for conversion by $1,000, and then multiplying the quotient by the Conversion Rate in effect on the Conversion Date. The initial "Conversion Rate" is 25.0563 shares of Common Stock per $1,000 principal amount of the Securities and is subject to adjustment as provided in this Article 5.

                  A Holder may convert all or any portion of their Securities into Common Stock only under the following circumstances:

                  (a) prior to the close of business on the last Business Day prior to the Final Maturity Date during any fiscal quarter, and only during such fiscal quarter (commencing after November 30, 2003), if the Closing Sale Price of the Common Stock on at least 20 Trading Days (whether or not consecutive) in the period of 30 consecutive Trading Days ending on the last Trading Day of such immediately preceding fiscal quarter exceeds 120% of the Conversion Price on the last Trading Day of such immediately preceding fiscal quarter,

         (the Company shall determine after the end of each applicable fiscal quarter whether the Securities shall be convertible as a result of the occurrence of an event specified in clause (i) above and, if the Securities shall be so convertible, the Company shall, not later than the fifth Business Day of the subsequent fiscal quarter (beginning with the fiscal quarter commencing March 31, 2004) notify the Conversion Agent and the Trustee thereof that the Securities shall be convertible);

                  (b) Securities have been called for redemption (and only those Securities that have been called for redemption) by the Company pursuant to a notice of redemption given as provided in Article 3 at any time prior to the close of business on the Business Day immediately preceding the Redemption Date for such Securities (provided that, anything herein to the contrary notwithstanding, in the case of any Security that shall have been called for redemption in part, only the portion of such Security that shall have been called for redemption may be converted);

                  (c) during any period in which the Company's senior subordinated debt credit rating is below B3 by Moody's Investors Service, Inc. and its successors ("Moody's") and below B- by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies Inc., and its successors ("Standard & Poor's") or during any period when neither Moody's or Standard & Poor's rates the Company's senior subordinated debt. If only one of Moody's or Standard & Poor's rates the Company's senior subordinated debt and such credit rating falls below the applicable level specified above, Holders may convert the Securities during the period such debt rating is below such level. The

         Securities will cease to be convertible pursuant to this clause (c) during any period or periods in which the credit ratings or rating, as the case may be, are above such levels;

                  (d) in the event that:

                           (i) the Company makes a distribution to all holders
                  of its Common Stock of rights or warrants entitling them (for a period expiring within 45 days after the record date for such distribution) to purchase Common Stock at a price per share at less than the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the date of declaration of such distribution; or

                           (ii) the Company makes a distribution to all holders
                  of its Common Stock of the Company's assets, debt securities or rights to purchase its securities (other than rights referred to clause (i) above), if such distribution has a per share value exceeding 15% of the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the date of declaration of such distribution, then, in each case, the Company shall give notice to Holders at least 20 Business Days prior to the Ex-Dividend Date for such distribution and, from and after the date of such notice, Holders may convert their Securities at any time until the close of business on the earlier of the Business Day immediately preceding the Ex-Dividend Date and the date on which the Company publicly announces that such distribution will not take place; provided that no Holder may exercise their conversion right pursuant to this clause (d) if the Holder otherwise may participate in the distribution without conversion of the Securities; or

                  (e) the Company consolidates with or merges into another Person, is a party to a binding share exchange or sells all or substantially all of the assets of the Company, in each case pursuant to which shares of Common Stock would be converted into Cash, securities or other property, then the Holders may convert Securities at any time from and after the date which is 15 days prior to the anticipated effective date of such transaction (as such anticipated date is set forth in a written notice from the Company mailed to Holders) until the close of business on the 15th day after the actual effective date of such transaction (or, if such merger, consolidation or share exchange also constitutes a Designated Event, until the corresponding Designated Event Purchase Date). If such merger, consolidation, binding share exchange or sale of all or substantially all of the assets of the Company occurs, then, from and after the effective time of the transaction, the right to convert Securities into shares of Common Stock will be changed into a right to convert Securities into the kind and amount of Cash, securities or other property which the Holder would have received if the Holder had converted its Securities immediately prior to the effective time of such transaction.

                  Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

                  A Security in respect of which a Holder has delivered a Purchase Notice pursuant to Article 3 exercising the option of such Holder to require the Company to purchase such Security may be converted only if such Purchase Notice is withdrawn by a written notice of withdrawal delivered to a Paying Agent prior to the close of business on the last Business Day prior to the Purchase Date in accordance with Section 3.9.

                  A Holder of Securities is not entitled to any rights of a holder of Common Stock until such Holder has converted its Securities to Common Stock, and only to the extent such Securities are deemed to have been converted into Common Stock pursuant to this Article 5.

                  No payment or adjustment shall be made in respect of dividends on the Common Stock or accrued and unpaid interest or Contingent Interest, if any, on a converted Security, except as described in this Article 5. On conversion of a Security, that portion of accrued and unpaid interest and Contingent Interest, if any, on the converted Security attributable to the period from the most recent Interest Payment Date (or, if no Interest Payment Date has occurred, from the date of this Indenture) through the date of conversion, and Tax Original Issue Discount accrued through the date of conversion with respect to the converted Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with the Cash payment, if any, in lieu of fractional shares), in exchange for the Security being converted pursuant to the provisions hereof, and the fair market value of such shares of Common Stock (together with any such Cash payment in lieu of fractional shares), shall be treated as issued, to the extent thereof, first in exchange for accrued and unpaid interest, Contingent Interest, if any, and Tax Original Issue Discount accrued through the date of conversion and the balance, if any, of such fair market value of such Common Stock (and any such Cash payment) shall be treated as issued in exchange for the principal amount of the Security being converted pursuant to the provisions hereof. Liquidated Damages, if any, will remain payable on the Securities.

                  The Company agrees, and each Holder and any beneficial owner of a Security by its purchase or acceptance thereof shall be deemed to agree, to treat, for United States federal income tax purposes, the fair market value of the Common Stock received upon the conversion of a Security (together with any Cash payment in lieu of fractional shares) as a contingent payment on the Security for purposes of Treasury Regulation Section 1.1275-4(b).

                  SECTION 5.2. Conversion Procedure. To convert a Security, a Holder must (a) complete and manually sign the conversion notice on the back of the Security in the form attached hereto in Exhibit A and deliver such notice to a Conversion Agent, (b) if certificated, surrender the Security to a Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by a Registrar or a Conversion Agent, and (d) pay any amounts due pursuant to the third paragraph of this Section 5.2, including funds equal to accrued interest and Contingent Interest, if any, and any transfer or similar tax, if required. The date on which the Holder satisfies all of those requirements is the "Conversion Date." As soon as practicable after the Conversion Date, but no later than the fifth Business Day following the Conversion Date, the Company shall deliver to the Holder through a Conversion Agent a certificate for the number of whole shares of Common Stock issuable upon the conversion and cash in lieu of any fractional shares pursuant to Section 5.3. Anything herein to the contrary notwithstanding, in the case of Global Securities, conversion notices may be delivered and such Securities may be surrendered for conversion in accordance with the Applicable Procedures as in effect from time to time.

                  The person in whose name the Common Stock certificate is registered shall be deemed to be a shareholder of record on the Conversion Date; provided, however, that no surrender of a Security on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided, further, that such conversion shall be at the Conversion Rate in effect on the Conversion Date as if the stock transfer books of the Company had not been closed. Upon conversion of a Security, such person shall no longer be a Holder of such Security. No payment or adjustment will be made for dividends or distributions on shares of Common Stock issued upon conversion of a Security.

                  Securities so surrendered for conversion (in whole or in part) during the period from the close of business on any regular interest payment record date to the opening of business on the next succeeding Interest Payment Date shall also be accompanied by payment in immediately available funds of an amount equal to the interest, including Contingent Interest, if any, payable on such Interest Payment Date on the principal amount of such Security then being converted, and such interest shall be payable to such registered Holder notwithstanding the conversion of such Security, subject to the provisions of this Indenture relating to the payment of defaulted interest by the Company; provided, however, that no such payment by the Holder converting their Securities need be made (a) if the Company sets a Redemption Date that is after a regular interest payment record date but on or prior to the next Interest Payment Date, (b) if the Company has specified a Designated Event Purchase Date following a Designated Event that is after a regular interest payment record date but on or prior to the next Interest Payment Date or (c) to the extent of any overdue interest or overdue Contingent Interest, if any, exists at the time of conversion with respect to such Security. Except as otherwise provided in this Section 5.2, no payment or adjustment will be made for accrued interest, including Contingent Interest, if any, on a converted Security. If the Company defaults in the payment of interest, Contingent Interest, if any, and Liquidated Damages, if any, payable on such Interest Payment Date, the Company shall promptly repay such funds to such Holder.

                  Nothing in this Section 5.2 shall affect the right of a Holder in whose name any Security is registered at the close of business on an interest payment record date to receive the interest, Contingent Interest, if any, and Liquidated Damages, if any, payable on such Security on the related Interest Payment Date in accordance with the terms of this Indenture and the Securities. If a Holder converts more than one Security at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the aggregate principal amount of Securities converted.

                  As promptly as practicable following the surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security equal in principal amount to the unconverted portion of the Security surrendered.

                  SECTION 5.3. Fractional Shares. The Company will not issue fractional shares of Common Stock upon conversion of Securities. In lieu thereof, the Company will pay an amount in cash for the current market value of the fractional shares. The current market value of a fractional share shall be determined (calculated to the nearest 1/1000th of a share) by multiplying the Closing Sale Price of the Common Stock on the Trading Day immediately prior to the Conversion Date by such fractional share and rounding the product to the nearest whole cent.

                  SECTION 5.4. Taxes on Conversion. If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon such conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificate representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulation.

                  SECTION 5.5. Company to Provide Stock. The Company shall at all times use its reasonable best efforts to reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock to permit the conversion of all outstanding Securities into the full number of shares of Common Stock then issuable.

                  All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares, shall be duly authorized, validly issued, fully paid and, subject to applicable Wisconsin law, nonassessable and shall be free from preemptive rights and free of any lien or adverse claim and except as provided in Section 5.4, the Company will pay all documentary, stamp or similar issue or transfer taxes, liens and charges with respect to the issue thereof.

                  The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities, if any, and will list or cause to have quoted such shares of Common Stock on the New York Stock Exchange or a national securities exchange or other over-the-counter market or such other market on which the Common Stock is then listed or quoted in accordance with the Registration Rights Agreement.

                  SECTION 5.6. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company as follows:

                  (a) If the Company shall hereafter pay a dividend or make a distribution to all Holders of the outstanding Common Stock in shares of Common Stock, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution by a fraction,

                  (i) the numerator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or other distribution plus the total number of shares of Common Stock constituting such dividend or other distribution; and

                  (ii) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination,

such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. If any dividend or distribution of the type described in this Section 5.6(a) is declared but not so paid or made, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

                  (b) If the Company shall issue rights or warrants to all holders of Common Stock entitling them (for a period expiring within forty-five
(45) days after the date fixed for determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the average of the Closing Sale Prices of the Common Stock for the 10 Trading Days immediately preceding the declaration date for such distribution, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the date fixed for determination of stockholders entitled to receive such rights or warrants by a fraction,

                  (i) the numerator of which shall be the number of shares of Common Stock outstanding on the date fixed for the determination of stockholders entitled to receive such rights or warrants plus the total number of additional shares of Common Stock offered for subscription or purchase; and

                  (ii) the denominator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the date fixed for the determination of stockholders entitled to receive such rights or warrants plus the number of shares that the aggregate offering price of the total number of shares so offered would purchase at a price equal to the average of the Closing Sale Prices of the Common Stock for the 10 Trading Days preceding the declaration date for such distribution.

Such adjustment shall be successively made whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered, if any. If such rights or warrants are not so issued, the Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at a price less than the average of the Closing Sale Prices of the

Common Stock for the 10 Trading Days preceding the declaration date for such distribution, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

                  (c) If the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                  (d) If the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on such record date by a fraction,

                  (i) the numerator of which shall be the Current Market Price on such record date; and

                  (ii) the denominator of which shall be the Current Market Price on such record date less the amount of cash distributed applicable to one share of Common Stock.

such adjustment to be effective immediately prior to the opening of business on the day following the record date; provided that if the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of cash such holder would have received had such holder converted each Security on the record date. If such dividend or distribution is not so paid or made, the Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

                  (e) If the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of Capital Stock of the Company or evidences of its indebtedness or other assets (including securities, but excluding (i) any rights or warrants referred to in Section 5.6(b) and (ii) any dividend or distribution (A) referred to in Section 5.6(d) or (B) referred to in Section 5.6(a)) (any of the foregoing hereinafter in this Indenture called the "Distributed Property"), then, in each such case, the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect on the record date with respect to such distribution by a fraction,

                  (i) the numerator of which shall be the Current Market Price on such record date; and

                  (ii) the denominator of which shall be the Current Market Price on such record date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) on the record date of the portion of the Distributed Property so distributed applicable to one share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following such record date; provided that if the then fair market value (as so determined) of the portion of the Distributed Property so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of Distributed Property such holder would have received had such holder converted each Security on the record date. If such dividend or distribution is not so paid or made, the Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this
Section 5.6(e) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price on the applicable record date.

                  For purposes of this Section 5.6(e), Section 5.6(a) and
Section 5.6(b), any dividend or distribution to which this Section 5.6(e) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (a) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such shares of Common Stock or rights or warrants (and any Conversion Rate adjustment required by this Section 5.6(e) with respect to such dividend or distribution shall then be made) immediately followed by (b) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Rate adjustment required by Sections 5.6(a) and 5.6(b) with respect to such dividend or distribution shall then be made), except (i) the record date of such dividend or distribution shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution", "the date fixed for the determination of stockholders entitled to receive such rights or warrants" and "the date fixed for such determination" within the meaning of Sections 5.6(a) and 5.6(b) and (ii) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of 5.6(a).

                  If the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of Capital Stock of, or similar equity interests in, a Subsidiary or of a business unit of the Company (the "Subsidiary Distribution"), then, in each such case, the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect on the record date with respect to such distribution by a fraction,

                  (i) the numerator of which shall be the Current Market Price on such record date; and

                  (ii) the denominator of which shall be the Current Market Price of the Common Stock on such record date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) on the record date of the portion of the Subsidiary Distribution so distributed applicable to one share of Common Stock,

                  (f) If a successful tender or exchange offer made by the Company for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of consideration per share of Common Stock (other than consideration payable in respect of off-lot offers) having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that as of the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) completed within the immediately preceding 12 months exceeds 1.0% of the average of the Closing Sale Prices of the Common Stock on each of the 10 Trading Days immediately prior to the Expiration Time multiplied by the number of shares of Common Stock outstanding on each such Trading Day, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction,

                  (i) the numerator of which shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Closing Sale Price of a share of Common Stock on the Trading Day immediately succeeding the Expiration Time, and

                  (ii) the denominator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the Closing Sale Price of a share of Common Stock on the Trading Day immediately succeeding the Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time. If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.

                  (g) If a tender or exchange offer is made by a Person (other than the Company) for all or any portion of the Common Stock and, as of the closing date of such offer, the Board of Directors is not recommending rejection of such offer, and such tender or exchange offer is an amount that increases such offering Person's ownership of the Common Stock to more than 50% of the total shares of Common Stock outstanding and the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Closing Sale Price per share of Common Stock on the Trading Day immediately succeeding the Expiration Time for such tender or exchange offer, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction,

                  (i) the numerator of which shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all Purchased Shares and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Closing Sale Price of a share of Common Stock on the Trading Day immediately succeeding the Expiration Time, and

                  (ii) the denominator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the Closing Sale Price of a share of Common Stock on the Trading Day immediately succeeding the Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time. The adjustment referred to in this
Section 5.6(g) will not be made if as of the closing of the offer, the offering documents disclose a plan or an intention to cause us to engage in a consolidation or merger or a sale of all or substantially all of our assets.

                  (h) If an exchange offer made by the Company for all or any portion of the Company's Class B Common Stock, if any, into shares of Common Stock is successfully completed within the preceding 12 months where the value of the Common Stock received in such exchange exceeds 1.0% of the average of the Closing Sale Prices of the Common Stock on each of the 10 Trading Days immediately prior to the Expiration Time multiplied by the number of shares of Common Stock outstanding on such Trading Day, the Conversion Rate may be increased if the Board of Directors makes a determination, in its sole discretion, that such an increase is appropriate in light of any adverse effect of such exchange on the conversion rights of the Securityholders.

                  Except as provided in this Section 5.6(h), the Conversion Rate adjustments described in this Section 5.6 shall not apply to dividends or other distributions to holders of the Company's Class B Common Stock.

                  (i) The Company may make such increases in the Conversion Rate in addition to those required by Sections 5.6(a), (b), (c), (d), (e), (f), (g) and (h) as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to holders of the Securities a notice of the increase prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

                  (j) To the extent that the Company has a rights plan in effect upon conversion of the Securities into Common Stock, Holders will receive, in addition to the Common Stock, the rights under the rights plan unless the rights have separated from the Common Stock at the time of conversion, in which case the Conversion Rate will be adjusted as if the Company distributed to all holders of Common Stock, shares of the Capital Stock of the Company, evidences of indebtedness or assets as described in Section 5.6(e) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

                  SECTION 5.7. No Adjustment. No adjustment in the Conversion Rate shall be required unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate as last adjusted; provided, however, that any adjustments which by reason of this Section 5.7 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 5 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

                  No adjustment need be made for issuances of Common Stock pursuant to a Company plan for reinvestment of dividends or interest or for a change in the par value or a change to no par value of the Common Stock.

                  SECTION 5.8. Adjustment for Tax Purposes. The Company shall be entitled to make such increases in the Conversion Rate, in addition to those required by Section 5.6, as it in its discretion shall determine to be advisable in order that any stock dividends, subdivisions of shares, distributions of rights to purchase stock or securities or distributions of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

                  SECTION 5.9. Notice of Adjustment. Whenever the Conversion Rate or conversion privilege is adjusted, the Company shall promptly mail to Securityholders a notice of the adjustment and file with the Trustee an Officers' Certificate briefly stating the facts requiring the adjustment and the manner of computing it. Unless and until the Trustee shall receive an Officers' Certificate setting forth an adjustment of the Conversion Rate, the Trustee may assume without inquiry that the Conversion Rate has not been adjusted and that the last Conversion Rate of which it has knowledge remains in effect.

                  SECTION 5.10. Notice of Certain Transactions. In the event that:

                  (a) the Company takes any action which would require an adjustment in the Conversion Rate;

                  (b) the Company consolidates or merges with, or transfers all or substantially all of its property and assets to, another corporation and shareholders of the Company must approve the transaction; or

                  (c) there is a dissolution or liquidation of the Company,

the Company shall mail to Holders and file with the Trustee a notice stating the proposed record or effective date, as the case may be. The Company shall mail and file the notice at least ten days before such date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (a), (b) or (c) of this Section 5.10.

                  SECTION 5.11. Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege. If any of the following shall occur, namely: (a) any reclassification or change of shares of Common Stock issuable upon conversion of the Securities (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, or any other change for which an adjustment is provided in Section 5.6); (b) any consolidation or merger or combination to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock; or (c) any sale or conveyance as an entirety or substantially as an entirety of the property and assets of the Company, directly or indirectly, to any person, then the Company, or such successor, purchasing or transferee corporation, as the case may be, shall, as a condition precedent to such reclassification, change, combination, consolidation, merger, sale or conveyance, execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then outstanding shall have the right to convert such Security into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, combination, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon conversion of such Security immediately prior to such reclassification, change, combination, consolidation, merger, sale or conveyance. Such supplemental indenture shall provide for adjustments of the Conversion Rate which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Rate provided for in this Article 5. If, in the case of any such consolidation, merger, combination, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock include shares of stock or other securities and property of a person other than the successor, purchasing or transferee corporation, as the case may be, in such consolidation, merger, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other person and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 5.11 shall similarly apply to successive reclassifications, changes, combinations, consolidations, mergers, sales or conveyances.

                  In the event the Company shall execute a supplemental indenture pursuant to this Section 5.11, the Company shall promptly file with the Trustee (x) an Officers' Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or other securities or property (including cash) receivable by Holders of the Securities upon the conversion of their

Securities after any such reclassification, change, combination, consolidation, merger, sale or conveyance, any adjustment to be made with respect thereto and that all conditions precedent have been complied with and (y) an Opinion of Counsel that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders.

                  SECTION 5.12. Trustee's Disclaimer. The Trustee shall have no duty to determine when an adjustment under this Article 5 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in conclusively relying upon, an Officers' Certificate including the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 5.9. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the Company's failure to comply with any provisions of this Article 5.

                  The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 5.11, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 5.11.

                  SECTION 5.13. Voluntary Increase. The Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 days and if the increase is irrevocable during the period if our Board of Directors determines that such increase would be in the best interest of the Company or to avoid or diminish income tax to holders of shares of our Common Stock in connection with a dividend or distribution of stock or similar event, and the Company provides 20 days prior notice of any increase in the Conversion Rate.

                                   ARTICLE 6

                         SUBORDINATION OF THE SECURITIES

                  SECTION 6.1. Agreement to Subordinate.

                  The Company agrees, and each Holder by accepting a Security agrees, that the Indebtedness evidenced by the Securities including principal, interest, Contingent Interest, if any, and Liquidated Damages, if any, is subordinated in right of payment, to the extent and in the manner provided in this Article 6, to the prior payment in full in cash of all Senior Indebtedness of the Company and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness. The Securities shall in all respects rank pari passu in right of payment with all other Senior Subordinated Indebtedness of the Company, including the 13% Notes, and only Indebtedness which is Senior Indebtedness shall rank senior in right of payment to the Securities in accordance with the provisions set forth herein.

                  SECTION 6.2. Liquidation, Dissolution, Bankruptcy.

                  Upon any payment or distribution of the assets of the Company to creditors upon a total or partial liquidation or a total or partial dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

                  (a) holders of Senior Indebtedness of the Company shall be entitled to receive payment in full in cash of such Senior Indebtedness of the Company before Holders shall be entitled to receive any payment of principal of or interest, Contingent Interest, if any, or Liquidated Damages, if any, on the Securities; and

                  (b) until such Senior Indebtedness of the Company is paid in full in cash, any payment or distribution to which Holders would be entitled but for this Article 6 shall be made to holders of such Senior Indebtedness as their interests may appear; and

                  (c) if a distribution is made to Holders that, due to the subordination provisions, should not have been made to them, such Holders are required to hold it in trust for the holders of Senior Indebtedness and pay it over to them as their interests may appear.

                  SECTION 6.3. Default on Senior Indebtedness.

                  The Company may not pay the principal of, premium (if any) or interest, Contingent Interest, if any, or Liquidated Damages, if any, on the Securities or make any deposit pursuant to Section 11.1 and may not repurchase, redeem or otherwise retire any Securities (collectively, "pay the Securities") if (a) any Designated Senior Indebtedness of the Company is not paid in full in cash when due or (b) any other default on Designated Senior Indebtedness of the Company occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (i) the default has been cured or waived and any such acceleration has been rescinded or (ii) such Designated Senior Indebtedness has been paid in full in cash; provided, however, that the Company may pay the Securities without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of such Designated Senior Indebtedness. During the continuance of any default (other than a default described in clause (a) or (b) of the preceding sentence) with respect to any Designated Senior Indebtedness of the Company pursuant to which the maturity thereof may be accelerated either immediately without further notice (except such notice as may be required to effect such acceleration) or after the expiration of any applicable grace periods, the Company may not pay the Securities for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a "Blockage Notice") of such default from the Representative of the holders of such Designated Senior Indebtedness of the Company specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated
(A) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice, (B) because the default giving rise to such Blockage Notice is cured, waived or no longer continuing or (C) because such Designated Senior Indebtedness has been discharged or paid in full in cash). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section 6.3), unless the holders of such Designated Senior Indebtedness of the Company or the Representative of such holders have accelerated the maturity of such Designated Senior Indebtedness of the Company, the Company may resume payments on the Securities after the end of such Payment Blockage Period. The Securities shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness of the Company during such period. No default or event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness of the Company initiating such Payment Blockage Period (whether or not such default is on the same issue of Designated Senior Indebtedness) shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Indebtedness of the Company, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived in writing for a period of not less than 90 consecutive days subsequent to commencement of such initial Payment Blockage Period.

                  SECTION 6.4. Acceleration of Payment of Securities.

                  If payment of the Securities is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of the Designated Senior Indebtedness of the Company (or their Representatives) of the acceleration. The Trustee shall give notice of such acceleration, of which it has actual knowledge, to all holders of Designated Senior Indebtedness of the Company. Prior to the Trustee's giving such notice, the Company shall notify the Trustee of the name and address of any such holder of Designated Senior Indebtedness of the Company.

                  SECTION 6.5. When Distribution Must Be Paid Over.

                  If a distribution is made to Holders that because of this
Article 6 should not have been made to them, such Holders who receive the distribution shall hold it in trust for holders of Senior Indebtedness of the Company and pay it over to them as their interests may appear and the Trustee shall not be liable to any holders of Senior Indebtedness of the Company with respect thereto. With respect to the holders of Senior Indebtedness of the Company, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article 6 and no implied covenants or obligations with respect to holders of Senior Indebtedness of the Company shall be read into this Indenture against the Trustee.

                  SECTION 6.6. Subrogation.

                  After all Senior Indebtedness of the Company is paid in full in cash and until the Securities are paid in full, Holders shall be subrogated to the rights of holders of such Senior Indebtedness to receive distributions applicable to such Senior Indebtedness. A distribution made under this Article 6 to holders of such Senior Indebtedness of the Company which otherwise would have been made to Holders is not, as between the Company and such Holders, a payment by the Company on such Senior Indebtedness of the Company.

                  SECTION 6.7. Relative Rights.

                  This Article 6 defines the relative rights of Holders and holders of Senior Indebtedness of the Company. Nothing in this Indenture shall:

                  (i) impair, as between the Company and any Holder, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest, Contingent Interest, if any, and Liquidated Damages, if any, on the Securities in accordance with their terms; or

                  (ii) prevent the Trustee or any Holder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness of the Company to receive distributions otherwise payable to Holders.

                  SECTION 6.8. Subrogation May Not Be Impaired By The Company.

                  No right of any holder of Senior Indebtedness of the Company to enforce the subordination of the Indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or by their failure to comply with this Indenture.

                  SECTION 6.9. Rights of Trustee and Paying Agent.

                  Notwithstanding Section 6.3, the Trustee or Paying Agent may continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives notice satisfactory to it that payments may not be made under this Article 6. The Company, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness of the Company may give the notice; provided, however, that, if an issue of Senior Indebtedness of the Company has a Representative, only the Representative may give the notice.

                  The Trustee in its individual or any other capacity may hold Senior Indebtedness of the Company with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 6 with respect to any Senior Indebtedness of the Company which may at any time be held by it, to the same extent as any other holder of such Senior Indebtedness; and nothing in Article 10 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 6 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 10.7.

                  SECTION 6.10. Distribution or Notice to Representative.

                  Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness of the Company, the distribution may be made and the notice given to their Representative (if any).

                  SECTION 6.11. Article 6 Not To Prevent Events of Default or Limit Right To Accelerate

                  The failure to make a payment pursuant to the Securities by reason of any provision in this Article 6 shall not be construed as preventing the occurrence of a Default. Nothing in this Article 6 shall have any effect on the right of the Holders or the Trustee to accelerate the maturity of the Securities.

                  The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of the Company and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders or to the Company or to any other Person cash, property or securities to which any holders of Senior Indebtedness of the Company shall be entitled by virtue of this Article 6 or otherwise.

                  SECTION 6.12. Trustee Entitled To Rely.

                  Upon any payment or distribution pursuant to this Article 6, the Trustee and the Holders shall be entitled to rely (a) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 6.2 are pending, (b) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (c) upon the Representatives for the holders of Senior Indebtedness for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 6. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Company to participate in any payment or distribution pursuant to this Article 6, the Trustee may request such Person to furnish evidence to the satisfaction of the Trustee as to the amount of such Senior Indebtedness of the Company held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this
Article 6, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 10.1 and 10.2 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 6.

                  SECTION 6.13. Trustee To Effectuate Subordination.

                  Each Holder by accepting a Security authorizes and directs the Trustee on his or its behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Senior Indebtedness of the Company as provided in this
Article 6 and appoints the Trustee as attorney-in-fact for any and all such purposes.

                  SECTION 6.14. Trustee Not Fiduciary for Holders of Senior Indebtedness.

                  The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of the Company and shall not be liable to any such holders of Senior Indebtedness if it shall mistakenly pay over or distribute to Holders or the Company or any other Person, money or assets to which any holders of Senior Indebtedness of the Company shall be entitled by virtue of this Article 6 or otherwise.

                  SECTION 6.15. Reliance by Holders of Senior Indebtedness on Subordination.

                  Each Holder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of the Company whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of such Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

                                   ARTICLE 7

                                    COVENANTS

                  SECTION 7.1. Payment of Securities. The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities and this Indenture. A payment of principal or interest, Contingent Interest, if any, or Liquidated Damages, if any, Redemption Price or Purchase Price shall be considered paid on the date it is due if the Paying Agent holds or, in the case of the Company or an Affiliate of the Company acting as Paying Agent, the Company or an Affiliate of the Company has set aside and segregated in trust, by 10:00 a.m. New York City time on that date, money deposited by the Company or an Affiliate thereof, sufficient to pay the installment. The Company shall, (in immediately available funds) to the fullest extent permitted by law, pay interest on overdue principal (including premium, if any) and overdue installments of interest, Contingent Interest, if any, and Liquidated Damages, if any, at the rate borne by the Securities per annum.

                  At the option of the Company, interest on the Securities may be paid by mailing a check to the address of the Holder entitled thereto as such address shall appear in the Security Register; provided that, Holders with an aggregate principal amount of Securities in excess of $10 million may elect in writing to be paid by wire transfer in immediately available funds. Payments on Securities represented by a Global Security will be made to the Depositary by wire transfer of immediately available funds to the account of the Depositary or its nominee.

                  SECTION 7.2. Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, purchase, redemption or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The office of the Trustee, located at 100 Wall Street, Suite 1600, New York, New York 10005, Attention: Corporate Trust Administration, shall initially be such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 15.2.

                  The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes.

                  SECTION 7.3. SEC Reports and Other Reports. (a) The Company shall file all reports and other information and documents which it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and within 15 days after it files them with the SEC, the Company shall file copies of all such reports, information and other documents with the Trustee. The Company shall comply with the provisions of TIA Section 314(a).

                  (b) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

                  SECTION 7.4. Compliance Certificates. The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending December 31, 2003), an Officers' Certificate as to such Officers' knowledge of the Company's and each Guarantor's compliance with all conditions and covenants on its part contained in this Indenture and stating whether or not the signer knows of any Default or Event of Default. If such signer knows of such a Default or Event of Default, the Officers' Certificate shall describe the Default or Event of Default and the efforts to remedy the same. For the purposes of this Section 7.4, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.

                  SECTION 7.5. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

                  SECTION 7.6. Maintenance of Corporate Existence. Subject to
Article 8, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

                  SECTION 7.7. Rule 144A Information Requirement. Within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, upon the request of any Holder or beneficial holder of the Securities make available to such Holder or beneficial holder of Securities or any Common Stock issued upon conversion thereof which continue to be Restricted Securities in connection with any sale thereof and any prospective purchaser of Securities or such Common Stock designated by such Holder or beneficial holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act, all to the extent required from time to time to enable such Holder or beneficial holder to sell its Securities or Common Stock without registration under the Securities Act within the limitation of the exemption provided by Rule 144A, as such Rule may be amended from time to time. Upon the request of any Holder or any beneficial holder of the Securities or such Common Stock, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

                  SECTION 7.8. Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest, Contingent Interest, if any, and Liquidated Damages, if any, on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                  SECTION 7.9. Payment of Liquidated Damages. If Liquidated Damages is payable by the Company and the Guarantors pursuant to the Registration Rights Agreement, the Company shall deliver to the Trustee an Officers' Certificate to that effect stating (a) the amount of such Liquidated Damages that is payable and (b) the date on which such Liquidated Damages is payable. Unless and until a Trust Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no such Liquidated Damages is payable. If the Company or any Guarantor has paid Liquidated Damages directly to the Persons entitled to it, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment. The Trustee shall not at any time be under any duty or responsibility to any Holder to determine the Liquidated Damages, or with respect to the nature, extent or calculation of the amount of Liquidated Damages when made, or with respect to the method employed in such calculation of the Liquidated Damages.

                  SECTION 7.10. Future Subsidiary Guarantors.

                  If any of the Subsidiaries of the Company provides (a) a guarantee under the 13% Notes or (b) if the Company issues Senior Subordinated Indebtedness or Subordinated Obligations and such Senior Subordinated Indebtedness or Subordinated Obligations is guaranteed by any of the Subsidiaries of the Company, then such Subsidiary shall (i) by a supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, unconditionally guarantee on a senior subordinated basis all of the Company's obligations under the Securities and this Indenture; and (ii) deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such supplemental indenture complies with this Indenture. Thereafter, such Subsidiary shall be a Guarantor for all purposes of this Indenture. Without limitation to the foregoing and notwithstanding any other provision of this Indenture, each of the Subsidiaries of the Company which at any time guarantees the 13% Notes shall, so long as it remains a guarantor of the 13% Notes, also guarantee the Securities on a senior subordinated basis pursuant to this Indenture and a Subsidiary Guarantee.

                  SECTION 7.11. Prohibition on Incurrence of Certain Senior Subordinated Debt.

                  Neither the Company nor any Guarantor will incur or suffer to exist Indebtedness that is senior in right of payment to the Securities or such Guarantor's Subsidiary Guarantee and subordinate in right of payment to any other Indebtedness of the Company or such Subsidiary Guarantor, as the case may be.

                                   ARTICLE 8

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

                  SECTION 8.1. Company May Consolidate, Etc., Only on Certain Terms. The Company shall not consolidate with or merge into any other Person or sell, convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any Person, unless:

                  (a) (i) the Company shall be the surviving corporation or (ii) the Person (if other than the Company ) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety (A) shall be a corporation organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and (B) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest, Contingent Interest, if any, and Liquidated Damages, on all the Securities and the performance or observance of every covenant of this Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed and the conversion rights shall be provided for in accordance with Article 5, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the Person (if other than the Company) formed by such consolidation or into which the Company shall have been merged or by the Person which shall have acquired the Company's assets;

                  (b) immediately after giving effect to such transaction, no Default or Event of Default, shall have happened and be continuing; and

                  (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article 8 and that all conditions precedent herein provided for relating to such transaction have been complied with and the supplemental indenture constitutes a legal, valid and binding obligation of such successor person, subject to bankruptcy, insolvency and similar proceedings and general equitable principles.

                  SECTION 8.2. Successor Substituted. Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 8.1, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture, the Registration Rights Agreement and the Securities.

                                   ARTICLE 9

                              DEFAULT AND REMEDIES

                  SECTION 9.1. Events of Default. Each of the following is an "Event of Default":

                  (a) default in the payment of principal of any Security when due at its Stated Maturity, upon redemption, upon purchase at the option of the Holder, whether pursuant to Section 3.7 or 3.8, or otherwise;

                  (b) a default in the payment of interest, including Contingent Interest, if any, on the Securities when due, continued for 30 days,

                  (c) the failure by the Company to comply with its obligations under Article 5, unless such failure is cured within ten days after written notice of such failure is given to the Company by the Trustee or the Holder of the Security which has not been converted;

                  (d) Indebtedness of the Company, any Guarantor or any Significant Subsidiary (other than Indebtedness owed to the Company or any Subsidiaries) is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default under the terms therein and the total amount of such Indebtedness unpaid or accelerated exceeds $7.5 million (or the equivalent thereof in any other currency or currencies) (the "cross-acceleration provision");

                  (e) the failure by the Company to comply with its obligations under Section 8.1;

                  (f) the failure by the Company to comply for 30 days after notice with any of its obligations under Section 3.8 (other than a failure to purchase Securities);

                  (g) the failure by the Company or any Guarantor to comply for 60 days after written notice with their other agreements contained in this Indenture;

                  (h) any judgment or decree for the payment of money in excess of $7.5 million (excluding judgments to the extent covered by insurance by one or more reputable insurers and as to which such insurers have acknowledged coverage for) is entered against the Company, any Guarantor or any Significant Subsidiary, remains outstanding for a period of 60 days following entry of such judgment and is not discharged, bonded, waived or stayed within 30 days after written notice (the "judgment default provision"); or

                  (i) a Subsidiary Guarantee of a Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantee) or is declared to be null and void and unenforceable or the Subsidiary Guarantee of a Significant Subsidiary is found to be invalid or a Guarantor that is a Significant Subsidiary denies its liability under its Subsidiary Guarantee (other than by reason of release of the Guarantor in accordance with the terms of this Indenture); provided, however, that an Event of Default will also be deemed to occur with respect to Subsidiaries that are not Significant Subsidiaries ("Insignificant Subsidiaries") if the Subsidiary Guarantees of such Insignificant Subsidiaries cease to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantee) or are declared null and void and unenforceable or the Subsidiary Guarantees of such Insignificant Subsidiaries are found to be invalid or such Insignificant Subsidiaries deny their liability under their Subsidiary Guarantees (other than by reason of release of the Guarantor in accordance with the terms of this Indenture), if when aggregated and taken as a whole the Insignificant Subsidiaries subject to this clause (i) would meet the definition of a Significant Subsidiary.

                  (j) the Company, any Guarantor or any Significant Subsidiary of the Company (A) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (B) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (C) consents to the appointment of a Custodian of it or for substantially all of its property, or (D) makes a general assignment for the benefit of its creditors;

                  (k) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company, any Guarantor or any Significant Subsidiary of the Company in an involuntary case or proceeding under any Bankruptcy Law, which shall (A) order reorganization, arrangement, adjustment or composition in respect of the Company, any Guarantor or any such Significant Subsidiary, (B) appoint a Custodian of the Company, any Guarantor or any such Significant Subsidiary or for substantially all of its property or (C) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

                  However, a default under clause (g) will not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities notify the Company in writing of the default and the Company does not cure such default within the time specified after receipt of such notice. The notice given pursuant to this Section 8.1 must specify the default, demand that it be remedied and state that the notice is a "Notice of Default." When any default under this Section 8.1 is cured, it ceases.

                  The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any Event of Default under clause (d) or (i) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (g), its status and what action the Company is taking or proposes to take with respect thereto.

                  The term "Bankruptcy Law" means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

                  The Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to a Trust Officer at the Corporate Trust office of the Trustee by the Company, a Paying Agent, any Holder or any agent of any Holder.

                  SECTION 9.2. Acceleration. If an Event of Default (other than an Event of Default specified in clause (j) or (k) of Section 9.1) occurs and is continuing, the Trustee may, by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may, by notice to the Company and the Trustee, declare all unpaid principal and accrued and unpaid interest, Contingent Interest, if any, and Liquidated Damages, if any, to the date of acceleration on the Securities then outstanding (if not then due and payable) to be due and payable upon any such declaration, and the same shall become and be immediately due and payable. If an Event of Default specified in clause (j) or (k) of Section 9.1 occurs, all unpaid principal of the Securities then outstanding and accrued and unpaid interest, Contingent Interest, if any, and Liquidated Damages, if any, shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may rescind, on behalf of all Holders, an acceleration and its consequences if (a) all existing Events of Default, other than the nonpayment of the principal, interest, Contingent Interest, if any, and Liquidated Damages, if any, which has become due solely by such declaration of acceleration, have been cured or waived; (b) to the extent the payment of such interest is lawful, interest (calculated at the rate of 1% per annum above the then applicable rate borne by the Securities) on overdue installments of interest, Contingent Interest, if any, and Liquidated Damages, if any, and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; (c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (d) all payments due to the Trustee and any predecessor Trustee under Section 10.7 have been made. No such rescission shall affect any subsequent default or impair any right consequent thereto.

                  SECTION 9.3. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy by proceeding at law or in equity to collect the payment of the principal of or interest, Contingent Interest, if any, or Liquidated Damages, if any, on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

                  SECTION 9.4. Waiver of Defaults and Events of Default. The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may waive an existing Default or Event of Default and its consequence, except a Default or Event of Default in the payment of the principal of, premium, if any, or interest, Contingent Interest, if any, or Liquidated Damages, if any, on any Security, a failure by the Company to convert any Securities into Common Stock or any default or Event of Default in respect of any provision of this Indenture or the Securities which, under

Section 12.2, cannot be modified or amended without the consent of the Holder of each Security affected. When a default or Event of Default is waived, it is cured and ceases, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. This Section 9.4 shall be in lieu of the TIA Section 316(a)1(A) and Section 316(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.

                  SECTION 9.5. Control by Majority. The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder or the Trustee, or that may involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. This Section 9.5 shall be in lieu of the TIA Section 316(a)1(B) and Section 316(a)1(B) is hereby expressly excluded from this Indenture as permitted by the TIA.

                  SECTION 9.6. Limitations on Suits. A Holder may not pursue any remedy with respect to this Indenture or the Securities (except actions for payment of overdue principal or interest, Contingent Interest, if any, or Liquidated Damages, if any, or for the conversion of the Securities pursuant to
Article 5) unless:

                  (a) the Holder gives to the Trustee written notice of a continuing Event of Default;

                  (b) the Holders of at least 25% in aggregate principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

                  (c) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

                  (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Securities then outstanding.

                  A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

                  SECTION 9.7. Rights of Holders to Receive Payment and to Convert. Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of the principal of and interest, Contingent Interest, if any, and Liquidated Damages, if any, on the Security, on or after the respective due dates expressed in the Security and this Indenture, to convert such Security in accordance with Article 5 and to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

                  SECTION 9.8. Collection Suit by Trustee. If an Event of Default in the payment of principal or interest, Contingent Interest, if any, and Liquidated Damages, if any, specified in clause (a) or (b) of Section 9.1 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company, any Guarantor or another obligor on the Securities for the whole amount of principal and accrued interest, Contingent Interest, if any, and Liquidated Damages, if any, remaining unpaid, together with, to the extent that payment of such interest is lawful, interest on overdue principal and on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel provided in Section 10.7.

                  SECTION 9.9. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company or any Guarantor (or any other obligor on the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 10.7, and to the extent that such payment of the reasonable compensation, expenses, disbursements and advances in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other property which the Holders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to, or, on behalf of any Holder, to authorize, accept or adopt any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                  SECTION 9.10. Priorities. If the Trustee collects any money pursuant to this Article 9, it shall pay out the money in the following order:

                  First, to the Trustee for amounts due under Section 10.7;

                  Second, to the holders of Senior Indebtedness of the Company and, if such money or property has been collected from a Guarantor, to holders of Senior Indebtedness of such Guarantor;

                  Third, to Holders for amounts due and unpaid on the Securities for principal and interest, Contingent Interest, if any, and Liquidated Damages, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, Contingent Interest, if any, and Liquidated Damages, if any, respectively; and

                  Fourth, the balance, if any, to the Company.

                  The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 9.10. At least 15 days before such record date fixed by the Trustee, the Trustee shall mail to each Securityholder, the Company and any Guarantor from whom the Trustee collected any money pursuant to this Article 9 a notice that states the record date, the payment date and the amount to be paid.

                  SECTION 9.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 9.11 does not apply to a suit made by the Trustee, a suit by a Holder pursuant to
Section 9.6, or a suit by Holders of more than 10% in aggregate principal amount of the Securities then outstanding. This Section 9.11 shall be in lieu of
Section 3.15(e) of the TIA and Section 3.15(e) of the TIA is expressly excluded from this Indenture, as permitted by the TIA.

                                   ARTICLE 10

                                     TRUSTEE

                  SECTION 10.1. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

                  (b) Except during the continuance of an Event of Default:

                           (i) the Trustee need perform only those duties as are
                  specifically set forth in this Indenture and no others; and

                           (ii) in the absence of bad faith on its part, the
                  Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee, however, shall examine any certificates and opinions which by any provision hereof are specifically required to be delivered to the Trustee to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein.

                  This Section 10.1(b) shall be in lieu of Section 3.15(a) of the TIA and such Section 315(a) is to expressly excluded from this Indenture, as permitted by the TIA.

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                           (i) this paragraph does not limit the effect of
                  subsection (b) of this Section 10.1;

                           (ii) the Trustee shall not be liable for any error of
                  judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                           (iii) the Trustee shall not be liable with respect to
                  any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 9.5.

                  (d) Every provision of this Indenture that in any way relates to the Trustee is subject to subsections (a), (b) and (c) of this Section 10.1.

                  (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers unless the Trustee shall have received adequate indemnity in its opinion against potential costs and liabilities incurred by it relating thereto.

                  (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  SECTION 10.2. Rights of Trustee. Subject to its duties and responsibilities under Section 9.1 and, except as expressly excluded from this Indenture, subject also to the duties and responsibilities under the TIA:

                  (a) The Trustee may rely conclusively on and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Section 15.4(b). The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion.

                  (c) The Trustee may act through its agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers. (e) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection in respect of any such action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

                  (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company or any Guarantor, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

                  (h) Except with respect to Section 7.1, the Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article 7. In addition, the Trustee shall not be deemed to have knowledge of an Event of Default except (i) any Default or Event of Default occurring pursuant to Sections 7.1, 9.1(a) or 9.1(b) or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

                  (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder; and

                  (j) the Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

                  (k) Delivery of reports, information and documents to the Trustee under Section 7.3 is for informational purposes only and the Trustee's receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer's Certificates).

                  SECTION 10.3. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 10.10 and 10.11.

                  SECTION 10.4. Trustee's Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than its certificate of authentication.

                  SECTION 10.5. Notice of Default or Events of Default. If a default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default or Event of Default within 90 days after it occurs or, if later, within 15 days after it is known to the Trustee, unless such Default shall have been cured or waived before giving of such notice. However, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of Securityholders, except in the case of a Default or an Event of Default in payment of the principal of or interest, Contingent Interest, if any, and Liquidated Damages, if any, on any Security.

                  SECTION 10.6. Reports by Trustee to Holders. If such report is required by TIA Section 313, within 60 days after each March 15, beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such March 15 that complies with TIA
Section 313(a). The Trustee also shall comply with TIA Section 313(b)(2) and
(c).

                  A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Securities are listed. The Company shall promptly notify the Trustee whenever the Securities become listed on any stock exchange or listed or admitted to trading on any quotation system and any changes in the stock exchanges or quotation systems on which the Securities are listed or admitted to trading and of any delisting thereof.

                  SECTION 10.7. Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation (as agreed to from time to time by the Company and the Trustee in writing) for its services (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket disbursements, expenses and advances incurred or made by it. Such expenses may include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

                  The Company shall indemnify the Trustee or any predecessor Trustee (which for purposes of this Section 10.7 shall include its officers, directors, employees and agents) for, and hold it harmless against, any and all loss, liability or expense including taxes (other than taxes based upon, measured by or determined by the income or franchise of the Trustee), (including reasonable legal fees and expenses) incurred by it in connection with the acceptance or administration of its duties under this Indenture or any action or failure to act as authorized or within the discretion or rights or powers conferred upon the Trustee hereunder including the reasonable costs and expenses of the Trustee and its counsel in defending itself against any claim (whether asserted by the Company, a Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company need not pay for any settlement without its written consent, which shall not be unreasonably withheld.

                  The Company need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by it resulting from its negligence or willful misconduct.

                  To secure the Company's payment obligations in this Section 10.7, the Trustee shall have a senior claim to which the Securities are hereby made subordinate on all money or property held or collected by the Trustee, except such money or property held in trust to pay the principal of and interest, Contingent Interest, if any, and Liquidated Damages, if any, on the Securities. The obligations of the Company under this Section 10.7 shall survive the satisfaction and discharge of this Indenture or the resignation or removal of the Trustee.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in clause (h) or (i) of Section 9.1 occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law. The provisions of this
Section 10.7 shall survive the termination of this Indenture.

                  SECTION 10.8. Replacement of Trustee. The Trustee may resign by so notifying the Company. The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and may, with the Company's written consent, appoint a successor Trustee. A resignation or removal of a Trustee and the appointment of a successor Trustee shall become effective only upon the successor Trustee's appointment as provided in this Section 10.8. The Company may remove the
Trustee:

                  (a) if the Trustee fails to comply with Section 10.10;

                  (b) if the Trustee is adjudged a bankrupt or an insolvent or a Custodian or other public officer takes charge of the Trustee or its property;

                  (c) if a receiver or other public officer takes charge of the Trustee or its property;

                  (d) if the Trustee becomes incapable of acting; or

                  (e) upon 90 days' notice to the Trustee.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. The resignation or removal of a Trustee shall not be effective until a successor Trustee shall have delivered the written acceptance of its appointment as described below.

                  If a successor Trustee does not take office within 45 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of l0% in principal amount of the Securities then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Company.

                  If the Trustee fails to comply with Section 10.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee and be released from its obligations (exclusive of any liabilities that the retiring Trustee may have incurred while acting as Trustee) hereunder, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

                  A retiring Trustee shall not be liable for the acts or omissions of any successor Trustee after its succession.

                  Notwithstanding replacement of the Trustee pursuant to this
Section 10.8, the Company's obligations under Section 10.7 shall continue for the benefit of the retiring Trustee.

                  SECTION 10.9. Successor Trustee by Merger, Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets (including the administration of this Indenture) to, another corporation, the resulting, surviving or transferee corporation, without any further act, shall be the successor Trustee, provided such transferee corporation shall qualify and be eligible under Section 10.10. Such successor Trustee shall promptly mail notice of its succession to the Company and each Holder.

                  SECTION 10.10. Eligibility; Disqualification. The Trustee shall always satisfy the requirements of paragraphs (1), (2) and (5) of TIA
Section 310(a). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000. If at any time the Trustee shall cease to satisfy any such requirements, it shall resign immediately in the manner and with the effect specified in this Article 10. The Trustee shall be subject to the provisions of TIA Section 310(b). Nothing herein shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b).

                  SECTION 10.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                   ARTICLE 11

                     SATISFACTION AND DISCHARGE OF INDENTURE

                  SECTION 11.1. Satisfaction and Discharge of Indenture. The Company and the Guarantors may terminate all of their obligations under this Indenture if all Securities previously authenticated and delivered (other than Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.7) have been delivered to the Trustee for cancellation or if:

                  (a) the Securities mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving a notice of redemption;

                  (b) the Company irrevocably deposits in trust with the Trustee money sufficient to pay the aggregate principal amount or Redemption Price of and any unpaid and accrued interest, Contingent Interest, if any, and Liquidated Damages, if any, on the Securities to the Final Maturity Date or the Redemption Date, as the case may be. Immediately after making the deposit, the Company shall give notice of such event to the Securityholders;

                  (c) the Company has paid or caused to be paid all sums then payable by the Company to the Trustee hereunder; and

                  (d) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

                  The Company may only make the deposit during the one-year period and only if the terms of the Senior Indebtedness do not prohibit such a deposit and Article 6 permits it. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company in Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.12, 7.1, 7.2, 10.1, 10.2, 10.7 and 10.8 and Articles 3, 6, 11
and 15 shall survive until all obligations under the Indenture have been satisfied.

                  SECTION 11.2. Application of Trust Money. Subject to the provisions of Section 11.3, the Trustee or a Paying Agent shall hold in trust, for the benefit of the Holders, all money deposited with it pursuant to Section
11.1 and shall apply the deposited money in accordance with this Indenture and the Securities to the payment of the principal of and interest, Contingent Interest, if any, and Liquidated Damages, if any, on the Securities. Money so held in trust shall not be subject to the subordination provisions of Article 6.

                  SECTION 11.3. Repayment to Company. The Trustee and each Paying Agent shall promptly pay to the Company upon written request any excess money (a) deposited with them pursuant to Section 11.1 and (b) held by them at any time.

                  The Trustee and each Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest, Contingent Interest, if any, or Liquidated Damages, if any, that remains unclaimed for two years after a right to such money has matured;

provided, however, that the Trustee or such Paying Agent, before being required to make any such payment, shall at the expense of the Company cause to be mailed to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

                  SECTION 11.4. Reinstatement. If the Trustee or any Paying Agent is unable to apply any money in accordance with Sections 11.1 and 11.2 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.1 until such time as the Trustee or such Paying Agent is permitted to apply all such money in accordance with Section 11.2; provided, however, that if the Company has made any payment of the principal of or interest, Contingent Interest, if any, or Liquidated Damages, if any, on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive any such payment from the money held by the Trustee or such Paying Agent.

                                   ARTICLE 12

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

                  SECTION 12.1. Without Consent of Holders. The Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Securities or the Subsidiary Guarantees without notice to or consent of any
Securityholder:

                  (a) to cure any ambiguity, defect or inconsistency;

                  (b) to evidence a successor to the Company or to a Guarantor and the assumption by that successor of the Company's or a Guarantor's obligations under this Indenture and the Securities or the Subsidiary Guarantees, as the case may be;

                  (c) to make any changes or modifications to this Indenture necessary in connection with the registration of the Securities and the Subsidiary Guarantees under the Securities Act and the qualification of this Indenture under the Trust Indenture Act as contemplated by this Indenture;

                  (d) to add to the covenants of the Company or the Guarantors for the benefit of the Holders or to surrender any right or power conferred upon the Company;

                  (e) to add to the Events of Default;

                  (f) to add Guarantors under the Indenture and the Securities;

                  (g) to make any other change that does not adversely affect the rights of any Securityholder; or

                  (h) to appoint a successor Trustee.

                  SECTION 12.2. With Consent of Holders. The Company, the Guarantors and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding. The Holders of at least a majority in aggregate principal amount of the Securities then outstanding may waive compliance in a particular instance by the Company or any Guarantor with any provision of this Indenture, the Securities or the Subsidiary Guarantees without notice to any Securityholder. However, notwithstanding the foregoing but subject to Section 13.4, without the written consent of each Securityholder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 9.4, may not:

                  (a) change the stated maturity of the principal of any Security;

                  (b) reduce the rate or extend the time for payment of interest, Contingent Interest, if any, or Liquidated Damages, if any, of any Security;

                  (c) reduce the principal amount of, or any premium on, any Security;

                  (d) reduce any amount payable upon redemption or purchase at the option of the Holder, of any Security;

                  (e) modify the provisions with respect to the Company's obligation to redeem any Securities pursuant to Article 3 in a manner adverse to Holders;

                  (f) modify the provisions with respect to the purchase right of Holders pursuant to Article 3 in a manner adverse to Holders;

                  (g) modify the provisions with respect to the purchase right of Holders pursuant to Article 3 upon a Designated Event in a manner adverse to Holders;

                  (h) impair the right to institute suit for the enforcement of any payment on, or with respect to, any Security;

                  (i) change the currency of payment of principal of, or any premium or interest, Contingent Interest, if any, or Liquidated Damages, if any, on, any Security;

                  (j) adversely affect the right of Holders to convert Securities or reduce the shares of Common Stock or other property receivable upon conversion, other than as provided in or under Article 5 of this Indenture;

                  (k) modify the subordination provisions of Article 6 or change the definition of Senior Indebtedness;

                  (l) reduce the percentage of the aggregate principal amount of the outstanding Securities whose Holders must consent to a modification or amendment;

                  (m) reduce the percentage of the aggregate principal amount of the outstanding Securities necessary for the waiver of compliance with certain provisions of this Indenture or the waiver of certain defaults under this Indenture;

                  (n) modify any of the provisions of this Section 12.2 or
         Section 9.4, except to increase any such percentage or to provide that certain provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby; and

                  (o) release any Guarantor that is a Significant Subsidiary from any of its obligations under its Subsidiary Guarantee in any manner that adversely affects Holders in any material respect other than in accordance with the terms of this Indenture.

                  It shall not be necessary for the consent of the Holders under this Section 12.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves substance thereof.

                  After an amendment, supplement or waiver under this Section
12.2 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver. An amendment or supplement under this Section 12.2 or under Section 12.1 may not make any change that adversely affects the rights under Articles 6 and 14 of any holder of an issue of Senior Indebtedness unless the holders of that issue, pursuant to its terms, consent to the change.

                  SECTION 12.3. Compliance with Trust Indenture Act. Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as in effect at the date of such amendment or supplement.

                  SECTION 12.4. Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

                  After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses (a) through (o) of Section 12.2. In that case, the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

                  SECTION 12.5. Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver such Security to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

                  SECTION 12.6. Trustee to Sign Amendments, Etc. The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this
Article 12 if the amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, in its sole discretion, but need not sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive and, subject to Section 10.1, shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment or supplemental indenture is authorized or permitted by this Indenture.

                  SECTION 12.7. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                                   ARTICLE 13

                                   GUARANTEES

                  SECTION 13.1. Unconditional Guarantee.

                  Each Guarantor shall unconditionally jointly and severally guarantee to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, that: (a) the principal of and interest, including Contingent Interest, if any, and Liquidated Damages, if any, on the Securities will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, upon purchase at the option of the Holders pursuant to Section 3.7 or 3.8, by acceleration or otherwise and interest on the overdue principal, if any, and interest on any interest, to the extent lawful, of the Securities and all other obligations of the Company to the Holders or the Trustee under this Indenture or the Securities will be promptly paid in full or performed, all in accordance with the terms hereof and thereof and (b) in case of any extension of time of payment or renewal of any Securities or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise.

                  Each Guarantor agrees that, as between such Guarantor on the one hand, and the Holders and the Trustee on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 9 for the purposes of the Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the

                                       7-
obligations guaranteed hereby, and (ii) in the event of any acceleration of such obligations as provided in Article 9, such obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of the Subsidiary Guarantee.

                  Each Guarantor agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that the Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Securities, this Indenture and in the Subsidiary Guarantee. If any Securityholder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor, or any Custodian acting in relation to the Company or any Guarantor, any amount paid by the Company or such Guarantor to the Trustee or such Securityholder, the Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that, in the event of default in the payment of principal (or premium, if any) or interest, Contingent Interest, if any, or Liquidated Damages, if any, on such Securities, whether at their Stated Maturity, by acceleration, upon redemption, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Securities, subject to the terms and conditions set forth in this Indenture, directly against each of the Guarantors to enforce the Subsidiary Guarantee without first proceeding against the Company. Each Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Securities, to collect interest, Contingent Interest, if any, or Liquidated Damages, if any, on the Securities, or to enforce any other right or remedy with respect to the Securities, the Guarantors will pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders. The Guarantors will agree to pay, in addition to the amount stated above, any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee and the Holders in enforcing any rights under the Subsidiary Guarantees with respect to the Guarantors.

                  SECTION 13.2. Severability.

                  In case any provision of the Subsidiary Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  SECTION 13.3. Release of Guarantor from the Subsidiary Guarantee.

                  Upon the sale or disposition (including by way of consolidation or merger or otherwise) of all of the Capital Stock of a Guarantor (or all or substantially all of its assets) to an entity which is not the Company or a Subsidiary or Affiliate of the Company, and provided that all guarantees by such Guarantor of any of the Company's Senior Subordinated Indebtedness or Subordinated Obligations are terminated at the time of such release, such Subsidiary Guarantor shall be deemed released from all obligations under this Article 13 without any further action required on the part of the Trustee or any Holder. In addition, upon the release of a guarantee of any guarantor under the 13% Notes that is also a Guarantor, such Guarantor will be automatically released and relieved of all of its obligations under this Indenture and its Subsidiary Guarantee will terminate and be of no further force or effect; provided, that, if at any time after such release such Guarantor again becomes a guarantor under the 13% Notes, the Company shall cause such Guarantor to unconditionally guarantee, pursuant to a supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee (together with an Officers' Certificate and an Opinion of Counsel, each stating that such supplemental indenture complies with this Indenture), on a senior subordinated basis all of the Company's obligations under the Securities and this Indenture to the same extent as it guarantees the Company's obligations under the 13% Notes.

                  The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers' Certificate certifying as to the compliance with this Section 13.3.

                  SECTION 13.4. Limitation on Amount Guaranteed; Contribution by Guarantors.

                  (a) Anything contained in this Indenture or the Subsidiary Guarantee to the contrary notwithstanding, if any Fraudulent Transfer Law (as hereinafter defined) is determined by a court of competent jurisdiction to be applicable to the obligations of any Guarantor under the Subsidiary Guarantee, such obligations of such Guarantor under the Subsidiary Guarantee shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations under the Subsidiary Guarantee subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise (including, without limitation, any guarantees under the Credit Facility or the 13% Notes), that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor (i) in respect of intercompany Indebtedness to the Company or other Affiliates of the Company to the extent that such Indebtedness would be discharged in an amount equal to the amount paid by such Guarantor under the Subsidiary Guarantee and (ii) under any Subsidiary Guarantee of Subordinated Obligations which Subsidiary Guarantee contains a limitation as to maximum amount similar to that set forth in this subsection 13.4(a), pursuant to which the liability of such Guarantor under the Subsidiary Guarantee is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such Guarantor pursuant to applicable law or pursuant to the terms of any agreement (including without limitation any such right of contribution under subsection 13.4(b)).

                  (b) The Guarantors together may desire to allocate among themselves in a fair and equitable manner, their obligations arising under the Subsidiary Guarantee. Accordingly, if any payment or distribution is made on any date by any Guarantor under the Subsidiary Guarantee (a "Funding Guarantor") that exceeds its Fair Share (as defined below) as of such date, that Funding Guarantor will be entitled to a contribution from each of the other Guarantors in the amount of such other Guarantor's Fair Share Shortfall (as defined below) as of such date, with the result that all such contributions will cause each Guarantor's Aggregate Payments (as defined below) to equal its Fair Share as of such date. "Fair Share" means, with respect to a Guarantor as of any date of determination, an amount equal to (i) the ratio of (A) the Adjusted Maximum Amount (as defined below) with respect to such Guarantor to (B) the aggregate of the Adjusted Maximum Amounts with respect to all Guarantors, multiplied by (ii) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under the Subsidiary Guarantee in respect of the obligations guarantied. "Fair Share Shortfall" means, with respect to a Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Guarantor over the Aggregate Payments of such Guarantor. "Adjusted Maximum Amount" means, with respect to a Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Guarantor under the Subsidiary Guarantee, determined as of such date in accordance with subsection 13.4(a); provided that, solely for purposes of calculating the Adjusted Maximum Amount with respect to any Guarantor for purposes of this subsection 13.4(b), any assets or liabilities of such Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Guarantor. "Aggregate Payments" means, with respect to a Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Guarantor in respect of the Subsidiary Guarantee (including, without limitation, in respect of this subsection 13.4(b) minus (2) the aggregate amount of all payments received on or before such date by such Guarantor from the other Guarantors as contributions under this subsection 13.4(b)). The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Guarantors of their obligations as set forth in this subsection 13.4(b) shall not be construed in any way to limit the liability of any Guarantor under this Indenture or under the Subsidiary Guarantee.

                  SECTION 13.5. Waiver of Subrogation.

                  Until payment in full is made of the Securities and all other obligations of the Company to the Holders or the Trustee hereunder and under the Securities, each Guarantor irrevocably waives any claim or other rights it acquires against the Company that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under the Subsidiary Guarantee and this Indenture, including without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Securities shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Securities, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Securities, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 10.05 is knowingly made in contemplation of such benefits.

                  SECTION 13.6. Execution of Subsidiary Guarantee.

                  To evidence its guarantee to the Securityholders set forth in this Article Ten, each Guarantor will execute the Subsidiary Guarantee in substantially the form attached to this Indenture as Exhibit F, which shall be endorsed on each Security ordered to be authenticated and delivered by the Trustee. Each Guarantor agrees that the Subsidiary Guarantee set forth in this
Article 13 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of the Subsidiary Guarantee. The Subsidiary Guarantee shall be signed on behalf of each Guarantor by one Officer of such Guarantor (each of whom shall, in each case, have been duly authorized by all requisite corporate actions), and the delivery of such Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee on behalf of such Guarantor. Such signatures upon the Subsidiary Guarantee may be by manual or facsimile signature of such officers and may be imprinted or otherwise reproduced on the Subsidiary Guarantee, and in case any such Officer who shall have signed the Subsidiary Guarantee shall cease to be such officer before the Security on which the Subsidiary Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Security nevertheless may be authenticated and delivered or disposed of as though the person who signed the Subsidiary Guarantee had not ceased to be such Officer of such Guarantor.

                  SECTION 13.7. Waiver of Stay, Extension or Usury Laws.

                  Each Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive such Guarantor from performing the Subsidiary Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each Guarantor expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE 14

                           SUBORDINATION OF GUARANTEES

                  SECTION 14.1. Agreement to Subordinate.

                  Each Guarantor by execution of a Subsidiary Guarantee jointly and unconditionally will agree, and each Holder by accepting a Security will agree, that any payment of obligations by each Guarantor in respect of the Subsidiary Guarantee (its "Guarantee Obligations") is subordinated in right of payment, to the extent and in the manner provided in this Article 14, to the prior payment in full in cash of all Senior Indebtedness of such Guarantor

(including any guarantee of such Guarantor of the Credit Facility) and that the subordination is for the benefit of and enforceable by the holders of such Guarantor's Senior Indebtedness. The Guarantee Obligations shall in all respects rank pari passu in right of payment with all other Senior Subordinated Indebtedness of such Guarantors, including the obligations of such Guarantors under any guarantees of the 13% Notes, and only Indebtedness which is Senior Indebtedness of such Guarantors shall rank senior in right of payment to the Guarantee Obligations in accordance with the provisions set forth herein.

                  SECTION 14.2. Liquidation, Dissolution, Bankruptcy.

                  Upon any payment or distribution of the assets of any Guarantor to creditors upon a total or partial liquidation or a total or partial dissolution of such Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Guarantor or its property:

                  (a) holders of such Guarantor's Senior Indebtedness shall be entitled to receive payment in full in cash of such Senior Indebtedness before Holders shall be entitled to receive any payment with respect to the Subsidiary Guarantee;

                  (b) until such Guarantor's Senior Indebtedness is paid in full in cash, any payment with respect to the Subsidiary Guarantee to which Holders would be entitled but for this Article 14 shall be made to holders of such Senior Indebtedness as their interests may appear; and

                  (c) if a distribution is made to Holders that, due to the subordination provisions, should not have been made to them, such holders of the Securities are required to hold it in trust for the holders of Senior Indebtedness and pay it over to them as their interests may appear.

                  SECTION 14.3. Default on Senior Indebtedness.

                  A Guarantor may not make any payment with respect to its Guarantee Obligations or make any deposit pursuant to Section 11.1 (collectively, "pay the Subsidiary Guarantee") if (a) any of such Guarantor's or the Company's Designated Senior Indebtedness is not paid in full in cash when due or (b) any other default on such Guarantor's or the Company's Designated Senior Indebtedness occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms unless, in either case,
(i) the default has been cured or waived and any such acceleration has been rescinded or (ii) such Designated Senior Indebtedness has been paid in full in cash; provided, however, that the Guarantor may pay the Subsidiary Guarantee without regard to the foregoing if the Trustee receives written notice approving such payment from the Representative of such Designated Senior Indebtedness guaranteed by such Guarantor. During the continuance of any default (other than a default described in clause (a) or (b) of the preceding sentence) with respect to any Guarantor's or Company's Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated either immediately without further notice (except such notice as may be required to effect such acceleration) or after the expiration of any applicable grace periods, the Guarantor may not pay the Subsidiary Guarantee for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to such Guarantor) of written notice (a "Blockage Notice") of such default from the Representative of such Designated Senior Indebtedness of such Guarantor or the Company guaranteed by such Guarantor specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (A) by written notice to the Trustee and such Guarantor from the Person or Persons who gave such Blockage Notice, (B) because the default giving rise to such Blockage Notice is cured, waived or otherwise no longer continuing or (C) because such Designated Senior Indebtedness of such Guarantor and the related Designated Senior Indebtedness of the Company has been discharged or paid in full). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section 14.3), unless the holders of such Guarantor's or the Company's Designated Senior Indebtedness or the Representative of such holders shall have accelerated the maturity of such Guarantor's or the Company's Designated Senior Indebtedness, the Guarantor may resume payments on the Subsidiary Guarantee after termination of such Payment Blockage Period. The Subsidiary Guarantee will not be subject to more than one Payment Blockage Period in any consecutive 360-day period, irrespective of the number of defaults with respect to such Designated Senior Indebtedness during such period. No default or event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Guarantor's or the Company' Designated Senior Indebtedness initiating such Payment Blockage Period (whether or not such default is on the same issue of Designated Senior Indebtedness) shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Guarantor's or the Company' Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days subsequent to commencement of such initial Payment Blockage Period.

                  SECTION 14.4. Acceleration of Payment of Securities.

                  If payment of a Subsidiary Guarantee is accelerated because of an Event of Default, such Guarantor or the Trustee shall promptly notify the holders of such Guarantor's or the Company' Designated Senior Indebtedness (or their Representatives) of the acceleration. The Trustee shall give notice of such acceleration, of which it has actual knowledge, to all holders of such Guarantor's or the Company' Designated Senior Indebtedness. Prior to the Trustee's giving such notice, the Company shall notify the Trustee of the name and address of any such holder of such Designated Senior Indebtedness.

                  SECTION 14.5. When Distribution Must Be Paid Over.

                  If a distribution is made to Holders that because of this
Article 14 should not have been made to them, the Holders who receive the distribution shall hold it in trust for holders of such Guarantor's Senior Indebtedness and pay it over to them as their interests may appear, and the Trustee shall not be liable to any holders of such Guarantor's Senior Indebtedness. With respect to the holders of such Guarantor's Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article 14 and no implied covenants or obligations with respect to holders of such Guarantor's Senior Indebtedness shall be read into this Indenture against the Trustee.

SECTION 14.6.     Subrogation.

                  After a Guarantor's Senior Indebtedness is paid in full in cash and until the Subsidiary Guarantees are paid in full, Holders shall be subrogated to the rights of holders of such Senior Indebtedness to receive distributions applicable to such Guarantor's Senior Indebtedness. A distribution made under this Article 14 to holders of such Guarantor's Senior Indebtedness which otherwise would have been made to Holders is not, as between such Guarantor and such Holders, a payment by such Guarantor on such Senior Indebtedness.

                  SECTION 14.7. Relative Rights.

                  This Article 14 defines the relative rights of Holders and holders of a Guarantor's Senior Indebtedness. Nothing in this Indenture shall:

                  (i) impair, as between such Guarantor and any Holder, the obligation of such Guarantor, which is absolute and unconditional, to pay the Guarantee Obligations in accordance with their terms; or

                  (ii) prevent the Trustee or any Holder from exercising its available remedies upon a Default, subject to the rights of holders of a Guarantor's Senior Indebtedness to receive distributions otherwise payable to Holders.

                  SECTION 14.8. Subordination May Not Be Impaired by a
Guarantor.

                  No right of any holder of a Guarantor's Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Subsidiary Guarantees shall be impaired by any act or failure to act by such Guarantor or by its failure to comply with this Indenture.

                  SECTION 14.9. Rights of Trustee and Paying Agent.

                  Notwithstanding Section 14.3, the Trustee or Paying Agent may continue to make payments in respect of a Subsidiary Guarantee and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives notice satisfactory to it that payments may not be made under this Article 14. Such Guarantor, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of such Guarantor's Senior Indebtedness may give the notice; provided, however, that, if an issue of a Guarantor's Senior Indebtedness has a Representative, only the Representative may give the notice.

                  The Trustee in its individual or any other capacity may hold a Guarantor's Senior Indebtedness with the same rights it would have if it were not Trustee. The Registrar and co-registrar, the Paying Agent and any agent of any Guarantor may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 14 with respect to any Guarantor's Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of such Guarantor's Senior Indebtedness; and nothing in Article 9 shall deprive the Trustee of any of its rights as such holder. Nothing in this
Article 14 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 9.7.

                  SECTION 14.10. Distribution or Notice to Representative.

                  Whenever a distribution is to be made or a notice given to holders of a Guarantor's Senior Indebtedness, the distribution may be made and the notice given to their Representative (if any).

                  SECTION 14.11. Article 14 Not To Prevent Events of Default or Limit Right To Accelerate.

                  The failure to make a payment relating to the Guarantee Obligations by reason of any provision in this Article 14 shall not be construed as preventing the occurrence of a Default. Nothing in this Article 14 shall have any effect on the right of the Holders or the Trustee to accelerate the maturity of the Securities.

                  SECTION 14.12. Trustee Entitled To Rely.

                  Upon any payment or distribution pursuant to this Article 14, the Trustee and the Holders shall be entitled to rely (a) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 14.2 are pending, (b) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (c) upon the Representatives for the holders of each Guarantor's Senior Indebtedness for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Guarantor Senior Indebtedness and other Indebtedness of any Guarantor's, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 14. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of a Guarantor's Senior Indebtedness to participate in any payment or distribution pursuant to this
Article 14, the Trustee may request such Person to furnish evidence to the satisfaction of the Trustee as to the amount of such Guarantor's Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 14, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 10.1 and 10.2 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 14.

                  SECTION 14.13. Trustee To Effectuate Subordination.

                  Each Holder by accepting a Security authorizes and directs the Trustee on his or its behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of any Guarantor's Senior Indebtedness as provided in this
Article 14 and appoints the Trustee as attorney-in-fact for any and all such purposes.

                  SECTION 14.14. Trustee Not Fiduciary for Holders of Senior Indebtedness of Guarantors.

                  The Trustee shall not be deemed to owe any fiduciary duty to the holders of any Guarantor's Senior Indebtedness and shall not be liable to any such holders of Senior Indebtedness if it shall mistakenly pay over or distribute to Holders or any Guarantor or any other Person, money or assets to which any holders of such Guarantor's Senior Indebtedness shall be entitled by virtue of this Article 14 or otherwise.

                  SECTION 14.15. Reliance by Holders of Senior Indebtedness of Guarantors on Subordination Provisions.

                  Each Holder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Guarantor's Senior Indebtedness whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of such Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

                                   ARTICLE 15

                                  MISCELLANEOUS

                  SECTION 15.1. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the TIA through operation of Section 318(c) thereof, such imposed duties shall control.

                  SECTION 15.2. Notices. Any demand, authorization notice, request, consent or communication shall be given in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by delivery in person or mail by first-class mail, postage prepaid, or by guaranteed overnight courier) to the following facsimile numbers:

                  If to the Company:

                  Actuant Corporation
                  6100 North Baker Road
                  Milwaukee, WI  53209
                  Attention:  Chief Financial Officer
                  Facsimile No.:  (414) 247-5550
                  if to the Trustee:

                  U.S. Bank National Association
                  60 Livingston Avenue,
                  St. Paul, Minnesota 55107
                  Attention:  Corporate Trust Administration
                  Facsimile No.:  651-495-8097

                  Such notices or communications shall be effective when received.

                  The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication mailed to a Securityholder shall be mailed by first-class mail or delivered by an overnight delivery service to it at its address shown on the register kept by the Registrar.

                  Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication to a Securityholder is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                  SECTION 15.3. Communications by Holders with Other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

                  SECTION 15.4. Certificate and Opinion as to Conditions Precedent. (a) Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture, except upon the initial issuance of Securities hereunder, the Company or such Guarantor shall furnish to the Trustee at the request of the Trustee:

                           (i) an Officers' Certificate stating that, in the
                  opinion of the appropriate signatories thereto, all conditions precedent (including any covenants, compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with; and

                           (ii) an Opinion of Counsel stating that, in the
                  opinion of such counsel, all such conditions precedent (including any covenants, compliance with which constitutes a condition precedent) have been complied with.

                  (b) Each Officers' Certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                           (i) a statement that the person making such
                  certificate or opinion has read such covenant or condition;

                           (ii) a brief statement as to the nature and scope of
                  the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                           (iii) a statement that, in the opinion of such
                  person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                           (iv) a statement as to whether or not, in the opinion
                  of such person, such condition or covenant has been complied with;

provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

                  SECTION 15.5. Record Date for Vote or Consent of Securityholders. The Company (or, in the event deposits have been made pursuant to Section 11.1, the Trustee) may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which record date shall not be more than 30 days prior to the date of the commencement of solicitation of such action. Notwithstanding the provisions of Section 12.4, if a record date is fixed, those persons who were Holders of Securities at the close of business on such record date (or their duly designated proxies), and only those persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be Holders after such record date.

                  SECTION 15.6. Rules by Trustee, Paying Agent, Registrar and Conversion Agent. The Trustee may make reasonable rules (not inconsistent with the terms of this Indenture) for action by or at a meeting of Holders. Any Registrar, Paying Agent or Conversion Agent may make reasonable rules for its functions.

                  SECTION 15.7. Legal Holidays. A "Legal Holiday" is a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York and the state in which the Corporate Trust Office is located are not required to be open. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest, Contingent Interest, if any, or Liquidated Damages, if any, shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

                  SECTION 15.8. Governing Law; Waiver of Jury Trial. This Indenture, the Securities and the Subsidiary Guarantees endorsed on the Securities shall be governed by, and construed in accordance with, the laws of the State of New York, applicable to contracts made and performed within the State of New York.

                  EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO

THIS INDENTURE, THE SECURITIES, THE SUBSIDIARY GUARANTEES ENDORSED ON THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY AND THEREBY, RESPECTIVELY.

                  SECTION 15.9. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

                  SECTION 15.10. No Recourse Against Others. All liability described in paragraph 19 of the Securities of any past, present or future director, officer, employee, shareholder or controlling person, as such, of the Company is waived and released.

                  SECTION 15.11. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

                  SECTION 15.12. Multiple Counterparts. The parties hereto may sign one or more copies of this Indenture in counterparts, all of which together shall constitute one and the same agreement.

                  SECTION 15.13. Separability. In case any provisions in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  SECTION 15.14. Table of Contents, Headings, Etc. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.



                            [SIGNATURE PAGES FOLLOW]

                  IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written.



                                            ACTUANT CORPORATION


                                            By:
                                               ---------------------------------
                                                  Name:
                                                  Title:


                                            ACTUANT INVESTMENTS, INC.


                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:


                                            APPLIED POWER INVESTMENTS II, INC.


                                            By:
                                               ---------------------------------
                                                  Name:
                                                  Title:


                                            CALTERM TAIWAN, INC.


                                            By:
                                               ---------------------------------
                                                  Name:
                                                  Title:


                                            COLUMBUS MANUFACTURING, LLC


                                            By:
                                               ---------------------------------
                                                  Name:
                                                  Title:

                                            ENGINEERED SOLUTIONS L.P.


                                            By:
                                               ---------------------------------
                                                  Name:
                                                  Title:


                                            GB TOOLS AND SUPPLIES, INC.


                                            By:
                                               ---------------------------------
                                                  Name:
                                                  Title:


                                            NEW ENGLAND CONTROLS, INC.


                                            By:
                                               ---------------------------------
                                                  Name:
                                                  Title:


                                            NIELSEN HARDWARE CORPORATION


                                            By:
                                               ---------------------------------
                                                  Name:
                                                  Title:


                                            VERSA TECHNOLOGIES, INC.


                                            By:
                                               ---------------------------------
                                                  Name:
                                                  Title:


                                            VT HOLDINGS II, INC.

                                            By:
                                               ---------------------------------
                                                  Name:
                                                  Title:

                                            U.S. BANK NATIONAL ASSOCIATION, as
                                            Trustee


                                            By:
                                               ---------------------------------
                                                  Name:
                                                  Title:

                                                                      SCHEDULE I

                                          PROJECTED PAYMENT SCHEDULE(1)
                             PER $1,000 PRINCIPAL AMOUNT AT MATURITY OF SECURITIES

Comparable yield: 7.75%, compounded semiannually
------------------------------------------------

   SEMIANNUAL PERIOD ENDING                                                             PROJECTED PAYMENTS
------------------------------  ---------------------------  -------------------------  -------------------

May 15, 2004                                                                                  $10.28
November 15, 2004                                                                             $10.00
May 15, 2005                                                                                  $10.00
November 15, 2005                                                                             $10.00
May 15, 2006                                                                                  $10.00
November 15, 2006                                                                             $10.00
May 15, 2007                                                                                  $10.00
November 15, 2007                                                                             $10.00
May 15, 2008                                                                                  $10.00
November 15, 2008                                                                             $10.00
May 15, 2009                                                                                  $10.00
November 15, 2009                                                                             $10.00
May 15, 2010                                                                                  $10.00
November 15, 2010                                                                             $10.00
May 15, 2011                                                                                  $13.29
November 15, 2011                                                                             $13.42
May 15, 2012                                                                                  $13.56
November 15, 2012                                                                             $13.69
May 15, 2013                                                                                  $13.84
November 15, 2013                                                                             $13.99
May 15, 2014                                                                                  $14.15
November 15, 2014                                                                             $14.31
May 15, 2015                                                                                  $14.48
November 15, 2015                                                                             $14.65
May 15, 2016                                                                                  $14.83

--------

(1) The schedule of projected payments is determined on the basis of an assumption of linear growth of the stock price and is not determined for any purpose other than for the determination of interest accruals and adjustments thereof in respect of the Securities for United States federal income tax purposes. The schedule of projected payments does not constitute a projection or representation regarding the amounts payable on the Securities.

                                     Sch-1


   SEMIANNUAL PERIOD ENDING                                                             PROJECTED PAYMENTS
------------------------------  ---------------------------  -------------------------  -------------------

November 15, 2016                                                                             $15.02
May 15, 2017                                                                                  $15.22
November 15, 2017                                                                             $15.42
May 15, 2018                                                                                  $15.63
November 15, 2018                                                                             $15.85
May 15, 2019                                                                                  $16.08
November 15, 2019                                                                             $16.32
May 15, 2020                                                                                  $16.57
November 15, 2020                                                                             $16.82
May 15, 2021                                                                                  $17.09
November 15, 2021                                                                             $17.37
May 15, 2022                                                                                  $17.65
November 15, 2022                                                                             $17.95
May 15, 2023                                                                                  $18.26
November 15, 2023                                                                           $3,452.64


                                     Sch-2

                                    EXHIBIT A
                                    ---------



                        [FORM OF FACE OF GLOBAL SECURITY]

                  FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT AND THE ISSUE DATE OF THIS SECURITY IS NOVEMBER 10, 2003. IN ADDITION, THIS SECURITY IS SUBJECT TO UNITED STATES FEDERAL INCOME TAX REGULATIONS GOVERNING CONTINGENT PAYMENT DEBT INSTRUMENTS. FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THE ISSUE PRICE OF EACH SECURITY IS $1,000 PER $1,000 OF PRINCIPAL AMOUNT AND THE COMPARABLE YIELD IS 7.75%, COMPOUNDED SEMIANNUALLY (WHICH WILL BE TREATED AS THE YIELD TO MATURITY FOR UNITED STATES FEDERAL INCOME TAX PURPOSES).

                  ACTUANT CORPORATION (THE "COMPANY", WHICH TERM INCLUDES ANY SUCCESSOR THERETO) AGREES, AND BY ACCEPTING A BENEFICIAL OWNERSHIP INTEREST IN THIS SECURITY EACH HOLDER AND ANY BENEFICIAL OWNER OF THIS SECURITY WILL BE DEEMED TO HAVE AGREED, FOR UNITED STATES FEDERAL INCOME TAX PURPOSES (1) TO TREAT THIS SECURITY AS A DEBT INSTRUMENT THAT IS SUBJECT TO TREAS. REG. SEC. 1.1275-4 (THE "CONTINGENT PAYMENT REGULATIONS"), (2) TO TREAT THE FAIR MARKET VALUE OF ANY STOCK RECEIVED UPON ANY CONVERSION OF THIS SECURITY AS A CONTINGENT PAYMENT FOR PURPOSES OF THE CONTINGENT PAYMENT REGULATIONS, AND (3) TO ACCRUE INTEREST WITH RESPECT TO THE SECURITY AS ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES ACCORDING TO THE "NONCONTINGENT BOND METHOD," SET FORTH IN THE CONTINGENT PAYMENT REGULATIONS, AND TO BE BOUND BY THE COMPANY'S DETERMINATION OF THE "COMPARABLE YIELD" AND "PROJECTED PAYMENT SCHEDULE," WITHIN THE MEANING OF THE CONTINGENT PAYMENT REGULATIONS, WITH RESPECT TO THIS SECURITY. THE COMPANY AGREES TO PROVIDE PROMPTLY TO THE HOLDER OF THIS SECURITY, UPON WRITTEN REQUEST, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE PRICE, ISSUE DATE, YIELD TO MATURITY, COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE. ANY SUCH WRITTEN REQUEST SHOULD BE SENT TO THE COMPANY AT THE FOLLOWING ADDRESS: CHIEF FINANCIAL OFFICER, ACTUANT CORPORATION, 6100 NORTH BAKER ROAD, MILWAUKEE, WI 53209.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE

OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS, IN WHOLE BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                  THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

                  THE HOLDER OR THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF (x) THE ORIGINAL ISSUE DATE OF THIS SECURITY (OR, IF THE OVER-ALLOTMENT OPTION GRANTED TO THE INITIAL PURCHASERS OF THE SECURITIES WAS EXERCISED, THE ORIGINAL ISSUE DATE OF THE SECURITIES ISSUED UPON EXERCISE OF SUCH OPTION, IF LATER) AND
(y) THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE (AS DEFINED IN RULE 144 OF THE SECURITIES ACT) OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF,
(B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE144A UNDER THE SECURITIES ACT THAT PURCHASES IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING UNDER RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL

TIMES WITHIN ITS OR THEIR CONTROL, AND SUBJECT TO THE RIGHTS OF THE COMPANY AND THE WITHIN MENTIONED TRUSTEE IN THE CASE OF ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                  [THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.](2)

--------
(2) This paragraph should be included only if the Security is a Restricted Security.

                               ACTUANT CORPORATION
             2% CONVERTIBLE SENIOR SUBORDINATED DEBENTURES DUE 2023


No.
---
CUSIP: 00508XAA2
-----
Issue Date:  November 10, 2003
----------
Principal Amount:  $150,000,000
----------------

                  Actuant Corporation, a Wisconsin corporation (the "Company", which term shall include any successor corporation under the Indenture referred to on the reverse hereof), promises to pay to Cede & Co., or registered assigns, the principal sum of ONE HUNDRED FIFTY MILLION DOLLARS ($150,000,000) on November 15, 2023 or such greater or lesser amount as is indicated on the Schedule of Exchanges of Debentures on the other side of this Debenture.

Interest Payment Dates:  May 15 and November 15 of each year, commencing on
----------------------   May 15, 2004

Record Dates:  May 1 and November 1 of each year, commencing May 1, 2004
------------

                  This Debenture is convertible as specified in the Indenture dated as of November 10, 2003, among the Company, the Guarantors parties thereto and U.S. Bank National Association, as trustee. Additional provisions of this Debenture are set forth in the Indenture and on the other side of this Debenture.



                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.





                                                          ACTUANT CORPORATION



                                                          By
                                                              ------------------
                                                              Name:
                                                              Title:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION


                  U.S. Bank National Association, as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.







                                             U.S. BANK NATIONAL ASSOCIATION,
                                                 as Trustee



                                             By
                                                 -------------------------------
                                                 Name:
                                                 Title:

                         REVERSE SIDE OF GLOBAL SECURITY


                               ACTUANT CORPORATION
             2% Convertible Senior Subordinated Debentures due 2023


         1. Interest

         The Company promises to pay interest on the principal amount of this Debenture at the rate of 2% per annum. The Company shall pay interest semiannually on May 15 and November 15 of each year, commencing May 15, 2004. Interest on the Debentures shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from November 10, 2003; provided, however, that if there is not an existing default in the payment of interest and if this Debenture is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Any reference herein to interest accrued or payable as of any date shall include any Contingent Interest payable pursuant to Section 4.1 of the Indenture (as defined below) and any Liquidated Damages accrued or payable on such date as provided in the Registration Rights Agreement.

         2. Method of Payment

         The Company shall pay interest on this Debenture (except defaulted interest) to the person who is the Holder of this Debenture at the close of business on May 1 or November 1, as the case may be, next preceding the related Interest Payment Date. The Holder must surrender this Debenture to a Paying Agent to collect payment of principal. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Notwithstanding the foregoing, so long as this Debenture is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

         3. Paying Agent, Registrar and Conversion Agent

         Initially, U.S. Bank National Association (the "Trustee", which term shall include any successor trustee under the Indenture hereinafter referred to) will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to the Holder. The Company or any of its Subsidiaries may, subject to certain limitations set forth in the Indenture, act as Paying Agent or Registrar.

         4. Indenture, Limitations

         This Debenture is one of a duly authorized issue of Securities of the Company and guaranteed by certain subsidiaries of the Company (the "Guarantors"), designated as its 2% Convertible Senior Subordinated Debentures due 2023, issued under the Indenture. The terms of this Debenture include those stated in the Indenture and those required by or made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture. This Debenture is subject to all such terms, and the Holder of this Debenture is referred to the Indenture and said Act for a statement of those terms. To the extent of any conflict between the terms of the Debentures and the Indenture, the applicable terms of the Indenture shall govern. The Debentures are entitled to the benefits of the Subsidiary Guarantees by the Guarantors made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Trustees, the Holders and any Guarantors.

         The Debentures are senior subordinated obligations of the Company limited to $150,000,000 aggregate principal amount.

         5. Contingent Interest.

         Commencing on November 15, 2010, the Company may make Contingent Interest payments on this Debenture at the times and under the circumstances described in Article 4 of the Indenture.

         If payable, Contingent Interest shall be paid on last day of such Semi-annual Period.

         6. Optional Redemption

         The Debentures are subject to redemption at any time on or after November 20, 2010 as described in Article 3 of the Indenture.

         No sinking fund is provided for the Debentures.

         7. Purchase of Debentures at Option of Holder

         On each Optional Purchase Date, at the option of the Holder and subject to the terms and conditions of Article 3 of the Indenture, the Company shall become obligated to purchase all or any part specified by the Holder of the Debentures.

         At the option of the Holder and subject to the terms and conditions of
Article 3 of the Indenture, the Company shall become obligated to purchase all or any part specified by the Holder of the Debentures held by such Holder after the occurrence of a Designated Event.

         8. Conversion

         A Holder of a Debenture may, subject to the terms and conditions of
Article 5 of the Indenture, convert the principal amount of such Debenture (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) into shares of Common Stock at any time prior to the close of business on the Business Day immediately preceding November 15, 2023 under the circumstances described in Article 5 of the Indenture.

         On conversion of a Debenture, that portion of accrued and unpaid interest, including Contingent Interest, if any, on the converted Debenture attributable to the period from the most recent Interest Payment Date (or, if no Interest Payment Date has occurred, from November 10, 2003) through the date of conversion, and Tax Original Issue Discount accrued through the date of conversion with respect to the converted Debenture shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the

Holder thereof through delivery of the Common Stock (together with the Cash payment, if any, in lieu of fractional shares), in exchange for the Debenture being converted pursuant to the provisions hereof, and the fair market value of such shares of Common Stock (together with any such Cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for accrued and unpaid interest (including Contingent Interest, if any), and Tax Original Issue Discount accrued through the date of conversion and the balance, if any, of such fair market value of such Common Stock (and any such Cash payment) shall be treated as issued in exchange for the principal amount of the Debenture being converted pursuant to the provisions hereof.

         The Company agrees, and each Holder and any beneficial owner of a Debenture by its purchase or acceptance thereof shall be deemed to agree, to treat, for United States federal income tax purposes, the fair market value of the Common Stock received upon the conversion of a Debenture (together with any Cash payment in lieu of fractional shares) as a contingent payment on the Debenture for purposes of Treasury Regulation Section 1.1275-4(b).

         9. Subordination

         The Indebtedness evidenced by the Debentures is subject to the subordination provisions set forth in Article 6 of the Indenture.

         10. Denominations, Transfer, Exchange

         The Debentures are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of or exchange Debentures in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

         11. Persons Deemed Owners

         The Holder of a Debenture may be treated as the owner of it for all purposes.

         12. Unclaimed Money

         If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its written request, subject to applicable unclaimed property law. After that, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

         13. Amendment, Supplement and Waiver

         Subject to certain exceptions, the Indenture or the Debentures may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Debentures then outstanding, and an existing default or Event of Default and its consequence or compliance with any provision of the Indenture or the Debentures may be waived in a particular instance with the consent of the Holders of a majority in aggregate principal amount of the Debentures then outstanding. Without the consent of or notice to any Holder, the Company, the Guarantors and the Trustee may amend or supplement the Indenture or the Debentures to, among other things, make any change that does not adversely affect the rights of any Holder.

         14. Successor Entity

         When a successor corporation assumes all the obligations of its predecessor under the Debentures and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation (except in certain circumstances specified in the Indenture) be released from those obligations.

         15. Defaults and Remedies

         If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Debentures then outstanding may declare all the Debentures to be due and payable in the manner, at the time and with the effect provided in the Indenture. Certain events of bankruptcy and insolvency are Events of Default which will result in the Debentures being due and payable immediately upon the occurrence of such Events of Default. Holders of Debentures may not enforce the Indenture or the Debentures except as provided in the Indenture.

         16. Registration Rights

         The Holder of this Debenture is entitled to the benefits of a Registration Rights Agreement.

         17. Trustee Dealings with the Company

         U.S. Bank National Association, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an Affiliate of the Company, and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.

         18. No Recourse Against Others

         A director, officer, employee or shareholder, as such, of the Company or of a Guarantor shall not have any liability for any obligations of the Company or of a Guarantor under the Debentures, the Indenture or the Subsidiary Guarantees, nor for any claim based on, in respect of or by reason of such obligations or their creation. The Holder of this Debenture by accepting this Debenture waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Debenture.

         19. Authentication

         This Debenture shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Debenture.

         20. Abbreviations and Definitions

         Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).

         All terms defined in the Indenture and used in this Debenture but not specifically defined herein are defined in the Indenture and are used herein as so defined.

         21. Indenture To Control; Governing Law; Waiver of Jury Trial

         In the case of any conflict between the provisions of this Debenture and the Indenture, the provisions of the Indenture shall control. This Debenture shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principals of conflicts of law.

         EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THIS SECURITY OR THE TRANSACTION CONTEMPLATED HEREBY AND THEREBY, RESPECTIVELY.

         The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture or the Registration Rights Agreement. Requests may be made to:

                  Actuant Corporation
                  6100 North Baker Road
                  Milwaukee, WI 53209,
                  Attention:  Chief Financial Officer

                                 ASSIGNMENT FORM
                                 ---------------


                  To assign this Debenture, fill in the form below:


                  I or we assign and transfer this Debenture to

--------------------------------------------------------------------------------
             (Insert assignee's Social Security or Tax I.D. Number)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)


and irrevocably appoint

--------------------------------------------------------------------------------
agent to transfer this Debenture on the books of the Company. The agent may substitute another to act for him or her.


                                       Your Signature:



Date:  ______________________          ____________________________________
                                       (Sign exactly as your name appears on the other side of this Debenture)

*Signature guaranteed by:



By:  _______________________

* The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

                                CONVERSION NOTICE
                                -----------------


                  To convert this Debenture into Common Stock of the Company, check the box: / /

                  To convert only part of this Debenture, state the principal amount to be converted (must be $1,000 or a integral multiple of $1,000):
$_________________________

                  If you want the stock certificate made out in another person's name, fill in the form below:

--------------------------------------------------------------------------------
             (Insert assignee's Social Security or Tax I.D. Number)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)


                                      Your Signature:



Date:  ______________________         ____________________________________
                                      (Sign exactly as your name appears on
                                      the other side of this Debenture)

*Signature guaranteed by:



By:  _______________________

* The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

                         SCHEDULE OF EXCHANGES OF NOTES
                         ------------------------------


         The following exchanges, redemptions, repurchases or conversions of a part of this global Debenture have been made:

Principal Amount Of This Global    Authorized
Debenture Following Such           Signatory Of                                           Amount Of Increase In
decrease Date Of Exchange (Or      Securities           Amount Of Decrease In Principal   Principal Amount Of This
Increase)                          Custodian            Amount Of This Global Debenture   Global Debenture
-------------------------------    ------------         -------------------------------   ------------------------







                                                                       EXHIBIT B
                                                                       ---------


                     [FORM OF FACE OF CERTIFICATED SECURITY]

                  FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT AND THE ISSUE DATE OF THIS SECURITY IS NOVEMBER 10, 2003. IN ADDITION, THIS SECURITY IS SUBJECT TO UNITED STATES FEDERAL INCOME TAX REGULATIONS GOVERNING CONTINGENT PAYMENT DEBT INSTRUMENTS. FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THE ISSUE PRICE OF EACH SECURITY IS $1,000 PER $1,000 OF PRINCIPAL AMOUNT AND THE COMPARABLE YIELD IS 7.75%, COMPOUNDED SEMIANNUALLY (WHICH WILL BE TREATED AS THE YIELD TO MATURITY FOR UNITED STATES FEDERAL INCOME TAX PURPOSES).

                  ACTUANT CORPORATION (THE "COMPANY", WHICH TERM INCLUDES ANY SUCCESSOR THERETO) AGREES, AND BY ACCEPTING A BENEFICIAL OWNERSHIP INTEREST IN THIS SECURITY EACH HOLDER AND ANY BENEFICIAL OWNER OF THIS SECURITY WILL BE DEEMED TO HAVE AGREED, FOR UNITED STATES FEDERAL INCOME TAX PURPOSES (1) TO TREAT THIS SECURITY AS A DEBT INSTRUMENT THAT IS SUBJECT TO TREAS. REG. SEC. 1.1275-4 (THE "CONTINGENT PAYMENT REGULATIONS"), (2) TO TREAT THE FAIR MARKET VALUE OF ANY STOCK RECEIVED UPON ANY CONVERSION OF THIS SECURITY AS A CONTINGENT PAYMENT FOR PURPOSES OF THE CONTINGENT PAYMENT REGULATIONS, AND (3) TO ACCRUE INTEREST WITH RESPECT TO THE SECURITY AS ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES ACCORDING TO THE "NONCONTINGENT BOND METHOD," SET FORTH IN THE CONTINGENT PAYMENT REGULATIONS, AND TO BE BOUND BY THE COMPANY'S DETERMINATION OF THE "COMPARABLE YIELD" AND "PROJECTED PAYMENT SCHEDULE," WITHIN THE MEANING OF THE CONTINGENT PAYMENT REGULATIONS, WITH RESPECT TO THIS SECURITY. THE COMPANY AGREES TO PROVIDE PROMPTLY TO THE HOLDER OF THIS SECURITY, UPON WRITTEN REQUEST, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE PRICE, ISSUE DATE, YIELD TO MATURITY, COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE. ANY SUCH WRITTEN REQUEST SHOULD BE SENT TO THE COMPANY AT THE FOLLOWING ADDRESS: CHIEF FINANCIAL OFFICER, ACTUANT CORPORATION, 6100 NORTH BAKER ROAD, MILWAUKEE, WI 53209.

                  THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE

ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

                  THE HOLDER OR THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF (x) THE ORIGINAL ISSUE DATE OF THIS SECURITY (OR, IF THE OVER-ALLOTMENT OPTION GRANTED TO THE INITIAL PURCHASERS OF THE SECURITIES WAS EXERCISED, THE ORIGINAL ISSUE DATE OF THE SECURITIES ISSUED UPON EXERCISE OF SUCH OPTION, IF LATER) AND
(y) THE LAST DATE ON WHICH THE "COMPANY") OR ANY AFFILIATE (AS DEFINED IN RULE 144 OF THE SECURITIES ACT) OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF,
(B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE144A UNDER THE SECURITIES ACT THAT PURCHASES IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING UNDER RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL, AND SUBJECT TO THE RIGHTS OF THE COMPANY AND THE WITHIN MENTIONED TRUSTEE IN THE CASE OF ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                  [THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.](3)

--------
3    This paragraph should be included only if the Security is a Restricted
     Security.

                               ACTUANT CORPORATION
                2% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2023


No.
---
CUSIP:  00508XAA2
-----
Issue Date:  November 10, 2003
----------
Principal Amount:  $150,000,000
----------------

                  Actuant Corporation, a Wisconsin corporation (the "Company", which term shall include any successor corporation under the Indenture referred to on the reverse hereof), promises to pay to Cede & Co., or registered assigns, the principal sum of ONE HUNDRED FIFTY MILLION DOLLARS ($150,000,000) on November 15, 2023 or such greater or lesser amount as is indicated on the Schedule of Exchanges of Debentures on the other side of this Debenture.

Interest Payment Dates:  May 15 and November 15 of each year, commencing on
----------------------   May 15, 2004

Record Dates:  May 1 and November 1 of each year, commencing May 1, 2004
------------

                  This Debenture is convertible as specified in the Indenture dated as of November 10, 2003, among the Company, the Guarantors parties thereto and U.S. Bank National Association, as trustee. Additional provisions of this Debenture are set forth in the Indenture and on the other side of this Debenture.




                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.





                                                      ACTUANT CORPORATION



                                                      By
                                                          ----------------------
                                                          Name:
                                                          Title:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION


                  U.S. Bank National Association, as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.





                                                 U.S. BANK NATIONAL ASSOCIATION,
                                                 as Trustee



                                                 By
                                                     ---------------------------
                                                     Authorized Signatory

[FORM OF REVERSE SIDE OF CERTIFICATED SECURITY IDENTICAL TO FORM OF REVERSE SIDE OF GLOBAL SECURITY ATTACHED HERETO AS EXHIBIT A]

                                                                       EXHIBIT C
                                                                       ---------


                              TRANSFER CERTIFICATE


Re: 2% Convertible Senior Subordinated Debentures due 2023 (the "Debentures") of Actuant Corporation

         This certificate relates to $________ principal amount of Debentures (the "Surrendered Securities") owned in (check applicable box)

          / / book-entry or / / definitive form by _____________________________
____________________________________________________________ (the "Transferor").
                                                                   ----------

         The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Surrendered Securities.

         In connection with such request and in respect of each such Surrendered Securities, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Debentures as provided in Section
2.12 of the Indenture dated as of November 10, 2003 among Global Imaging Systems, Inc., certain subsidiaries of the Company, as guarantors, and U.S. Bank National Association, as trustee (the "Indenture"), and the transfer of such Surrendered Securities is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") or the transfer or exchange, as the case may be, of such Surrendered Securities does not require registration under the Securities Act because (check applicable box):

        / / The Surrendered Securities are being transferred pursuant to an effective registration statement under the Securities Act.

        / / The Surrendered Securities are being acquired for the Transferor's own account, without transfer.

        / / The Surrendered Securities are being transferred to the Company or a Subsidiary (as defined in the Indenture) of the Company.

        / / The Surrendered Securities are being transferred to a person the Transferor reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A or any successor provision thereto ("Rule 144A") under the Securities Act) that is purchasing for its own account or for the account of a "qualified institutional buyer", in each case to whom notice has been given that the transfer is being made in reliance on such Rule 144A, and in each case in reliance on Rule 144A.

        / / The Surrendered Securities are being transferred pursuant to and in compliance with an exemption from the registration requirements under the Securities Act in accordance with Rule 144 (or any successor thereto) ("Rule 144") under the Securities Act.

         The Surrendered Securities are being transferred pursuant to and in compliance with an exemption from the registration requirements of the Securities Act (other than an exemption referred to above) and as a result of which such Surrendered Securities will, upon such transfer, cease to be a "restricted security" within the meaning of Rule 144 under the Securities Act.

         The Transferor acknowledges and agrees that, if the transferee will hold any such Surrendered Securities in the form of beneficial interests in a global Debenture which is a "restricted security" within the meaning of Rule 144 under the Securities Act, then such transfer can only be made pursuant to Rule 144A under the Securities Act and such transferee must be a "qualified institutional buyer" (as defined in Rule 144A).




Date:  __________________________             ________________________________
                                              Name of Transferor

                                                                       EXHIBIT D
                                                                       ---------

                           OPTION TO ELECT REPURCHASE
                            [UPON A DESIGNATED EVENT]



To:  Actuant Corporation


/ /      The undersigned registered owner of this Debenture hereby irrevocably acknowledges receipt of a notice from Actuant Corporation (the "Company") of a Optional Repurchase Date and requests and instructs the Company to redeem the entire principal amount of this Debenture, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Debenture at the Optional Purchase Price, including accrued interest, Contingent Interest, if any, and Liquidated Damages, if any, up to, but excluding, such date, to the registered Holder hereof.

/ /      The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from the Company as to the occurrence of a Designated Event with respect to the Company and requests and instructs the Company to redeem the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security at the Designated Event Purchase Price, including accrued interest, Contingent Interest, if any, and Liquidated Damages, if any, up to, but excluding, such date, to the registered Holder hereof.

Dated:  ____________                    ____________________________________

                                        ------------------------------------
                                        Signature(s)

                                        Signature(s) must be guaranteed by a
                                        qualified guarantor institution with
                                        membership in an approved signature
                                        guarantee program pursuant to Rule
                                        17Ad-15 under the Securities Exchange
                                        Act of 1934.

                                        ------------------------------------
                                        Signature Guaranty
Principal amount to be redeemed
(in an integral multiple of $1,000, if less than all):

-----------------------
NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

                                                                       EXHIBIT E
                                                                       ---------


                FORM OF SUPPLEMENTAL INDENTURE TO ADD GUARANTORS
                ------------------------------------------------



                  This Supplemental Indenture, dated as of __________ (this "Supplemental Indenture"), among [NAME OF FUTURE GUARANTOR] (the "New Guarantor"), Actuant Corporation (together with its successors and assigns, the "Company"), each other then existing Guarantor under the Indenture referred to below (the "Guarantors"), and U.S. Bank National Association, as Trustee under the Indenture referred to below.

                              W I T N E S S E T H:

                  WHEREAS, the Company, the Guarantors and the Trustee have heretofore executed and delivered an Indenture, dated as of November 10, 2003 (as amended, supplemented, waived or otherwise modified, the "Indenture"), providing for the issuance of an aggregate principal amount of up to $150,000,000 of 2% Convertible Senior Subordinated Debentures due 2023 of the Company;

                  WHEREAS, Section 7.10 of the Indenture provides that the Company is required to cause certain Subsidiaries that are created or acquired after the date of the Indenture to execute and deliver to the Trustee a Supplemental Indenture pursuant to which such Subsidiary will fully and unconditionally guarantee, on a joint and several basis with the other Guarantors, the full and prompt payment of the Obligations of the Company under the Securities and the Indenture on a senior subordinated basis, and the performance of all other obligations of the Company to the Holders and the Trustee all in accordance with the terms set forth in Article 13 of the Indenture;

                  WHEREAS, pursuant to Section 12.1 of the Indenture, the Trustee, the Company and the Guarantors are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder;

                  NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company, the other Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  Section 1.1 Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term "Holders" in this Subsidiary Guarantee shall refer to the term "Holders" as defined in the Indenture and the Trustee acting on behalf or for the benefit of such holders. The words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

                                   ARTICLE II

                        AGREEMENT TO BE BOUND; GUARANTEE

                  Section 2.1 Agreement to be Bound. The New Guarantor hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture. The New Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.

                  Section 2.2 Guarantee. The New Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Guarantor, to each Holder of the Securities and the Trustee, the full and punctual payment when due, whether at maturity, upon redemption or repurchase, by declaration of acceleration or otherwise, of the obligations pursuant to Article 13 of the Indenture on basis consistent with Article 14 of the Indenture and subject to the terms and conditions of the Indenture.

                                   ARTICLE III

                                  MISCELLANEOUS

                  Section 3.1 Miscellaneous. All notices and other communications to the New Guarantor shall be given as provided in the Indenture to the New Guarantor, at its address set forth below, with a copy to the Company as provided in the Indenture for notices to the Company.

                  Address of New Guarantor:

                  [Name of New Guarantor]
                  [Address of New Guarantor]
                  Attention: [              ]
                  Facsimile No.: [       ]

                  Section 3.2 Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

                  Section 3.3 Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

                  Section 3.4 Separability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  Section 3.5 Ratification of Indenture; Supplemental Indenture Part of Indenture; Trustee's Disclaimer. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

                  Section 3.6 Multiple Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

                  Section 3.7 Headings. The headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                          [NEW GUARANTOR],
                                          as a Guarantor


                                          By:___________________________________
                                               Name:
                                               Title:


                                          ACTUANT CORPORATION


                                          By:___________________________________
                                               Name:
                                               Title:



                                          U.S. BANK NATIONAL ASSOCIATION,
                                          as Trustee


                                          By:___________________________________
                                                Name:
                                                Title:


                                          [EACH THEN EXISTING GUARANTOR]


                                          By:___________________________________
                                                Name:
                                                Title:

                                                                       EXHIBIT F
                                                                       ---------

                         [FORM OF SUBSIDIARY GUARANTEE]

                              SUBSIDIARY GUARANTEE


                  Each of the undersigned (the "Guarantors"), jointly and severally unconditionally guarantee on a senior subordinated basis (such guarantee by each Guarantor being referred to herein as the "Subsidiary Guarantee") (i) the due and punctual payment of the principal of and interest, Contingent Interest, if any, and Liquidated Damages, if any, on the Debentures, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Debentures, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article 13 of the Indenture and (ii) in case of any extension of time of payment or renewal of any Debentures or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, subject to any applicable grace period, by acceleration or otherwise.

                  The obligations of each Guarantor to the Holders of Debentures and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Article 13 of the Indenture, and reference is hereby made to such Indenture for the precise terms of the Subsidiary Guarantee therein made.

                  No stockholder, officer, director, employee or incorporator, as such, past, present or future, of each Guarantor shall have any liability under the Subsidiary Guarantee by reason of his or its status as such stockholder, officer, director, employee or incorporator.

                  The Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Debentures upon which the Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.



                                            ACTUANT INVESTMENTS, INC.


                                            By:
                                               ---------------------------------
                                                  Name:
                                                  Title:


                                            APPLIED POWER INVESTMENTS II, INC.


                                            By:
                                               ---------------------------------
                                                  Name:
                                                  Title:


                                            CALTERM TAIWAN, INC.


                                            By:
                                               ---------------------------------
                                                  Name:
                                                  Title:


                                            COLUMBUS MANUFACTURING, LLC


                                            By:
                                               ---------------------------------
                                                  Name:
                                                  Title:


                                            ENGINEERED SOLUTIONS L.P.


                                            By:
                                               ---------------------------------
                                                  Name:
                                                  Title:

                                            GB TOOLS AND SUPPLIES, INC.


                                            By:
                                               ---------------------------------
                                                  Name:
                                                  Title:


                                            NEW ENGLAND CONTROLS, INC.


                                            By:
                                               ---------------------------------
                                                  Name:
                                                  Title:


                                            NIELSEN HARDWARE CORPORATION


                                            By:
                                               ---------------------------------
                                                  Name:
                                                  Title:


                                            VERSA TECHNOLOGIES, INC.


                                            By:
                                               ---------------------------------
                                                  Name:
                                                  Title:


                                            VT HOLDINGS II, INC.

                                            By:
                                               ---------------------------------
                                                  Name:
                                                  Title: